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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BioFuel Energy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOFUEL ENERGY CORP.
1801 Broadway, Suite 1060
Denver, Colorado 80202

April 15, 2008

Dear Stockholders,

        On behalf of the Board of Directors, it is my pleasure to invite you to attend BioFuel Energy Corp.'s 2008 Annual Meeting of Stockholders. The Meeting will be held in the Century Room at the Adam's Mark Hotel, 1550 Court Place, Denver, Colorado on Thursday, May 15, 2008 at 10:00 a.m. Mountain Daylight Time. The matters to be addressed at the Annual Meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement. Stockholders are welcome to submit questions in advance of or at the Meeting. The Annual Report on Form 10-K for the year ended December 31, 2007 is enclosed.

        At the Meeting, stockholders will vote on a number of important matters. Please take the time to read each of the proposals described in the enclosed Proxy Statement. Your vote is important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please complete, date, sign and return the enclosed proxy card in the envelope provided. You may revoke your proxy prior to or at the Meeting and still vote in person if you so desire.

        We thank you for your continuing support of the Company and look forward to keeping you abreast of our progress throughout the coming year.

Sincerely yours,

Thomas J. Edelman
Chairman and Chairman of the Board

BIOFUEL ENERGY CORP.
1801 Broadway, Suite 1060
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2008

        The 2008 Annual Meeting of Stockholders of BioFuel Energy Corp. (the "Annual Meeting") will be held in the Century Room at the Adam's Mark Hotel, 1550 Court Place, Denver, Colorado, at 10:00 a.m. on May 15, 2008, for the purpose of considering and acting upon:

          (1)   the election of directors to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          (2)   the ratification of the appointment of Grant Thornton LLP as the Independent Registered Public Accounting Firm of the Company to serve for the 2008 fiscal year; and

          (3)   any other matters that may properly come before such meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 1, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Holders of both Common Stock and Class B Common Stock shall be entitled to vote.

IF YOU ARE A HOLDER OF COMMON STOCK OR CLASS B COMMON STOCK, A PROXY CARD IS ENCLOSED. IF YOU ARE A HOLDER OF COMMON STOCK, PLEASE VOTE YOUR PROXY PROMPTLY BY INTERNET, TELEPHONE OR BY MAIL AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR STOCK MAY BE VOTED AT THE ANNUAL MEETING. IF YOU ARE A HOLDER OF CLASS B COMMON STOCK, PLEASE VOTE YOUR PROXY BY MAIL AS DIRECTED ON THE PROXY CARD. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED BY SUBMITTING A LATER DATED PROXY CARD AND HOLDERS OF COMMON STOCK MAY ALSO REVOKE BY SUBSEQUENTLY VOTING VIA INTERNET OR TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

April 15, 2008

David J. Kornder
 Secretary

PROXY STATEMENT

GENERAL INFORMATION

        This proxy statement is furnished on or about April 15, 2008 to the holders of Common Stock and Class B Common Stock of BioFuel Energy Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the 2008 Annual Meeting of Stockholders to be held in the Century Room at the Adam's Mark Hotel, 1550 Court Place, Denver, Colorado, at 10:00 a.m. on May 15, 2008 (the "Annual Meeting") or any adjournments thereof.

        At the close of business on April 1, 2008, the record date, there were 15,282,042 shares of Common Stock outstanding, net of 714,582 shares held in treasury and 17,396,686 shares of Class B Common Stock outstanding, which together constitute a total of 32,678,728 outstanding voting shares of the Company. Each share of Common Stock and Class B Common Stock is entitled to one vote. Only holders of record of shares of Common Stock and Class B Common Stock at the close of business on April 1, 2008 will be entitled to vote at the Annual Meeting or any adjournments thereof.

        Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to David J. Kornder, Secretary, BioFuel Energy Corp., 1801 Broadway, Suite 1060, Denver, Colorado 80202, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy will be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting. Any proxy given may also be revoked at any time before it is voted by subsequently voting via Internet or telephone or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke a stockholder's prior Internet or telephone vote or the stockholder's proxy.

        In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be eligible for inclusion in our proxy statement, our By-laws require that the stockholder give written notice to our Secretary. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by our Secretary not less than 90 nor more than 120 calendar days before the first anniversary of the previous year's annual meeting; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary, notice by the stockholder must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made for such notice to be timely. Accordingly, proper notice of a stockholder proposal for the 2009 annual meeting must be received by us no earlier than January 15, 2009 and no later than February 14, 2009.

Voting Procedures and Tabulation

        Holders of record of our Common Stock may vote using one of the following three methods:

        By Mail:    Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

        By Telephone:    Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

        By Internet:    By accessing the voting website listed on the accompanying proxy card, stockholders of record may vote through the internet in accordance with the instructions included on the proxy card and on the voting website. Stockholders electing to vote through the internet may incur telephone and internet access charges.

        Holders of our Class B Common Stock may vote only by mail by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

        Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

        Stockholders whose shares of our Common Stock are held in the name of a bank, broker or other holder of record (that is, "street name") will receive separate instructions from such holder of record regarding the voting of proxies.

        We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report thereof. Prior to the Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the Nasdaq Global Market ("NASDAQ"), brokers who hold shares in street name have the discretionary authority to vote on certain "routine" items when they have not received instructions from beneficial owners. For purposes of our Annual Meeting, both the election of directors and the ratification of the appointment of the independent auditor are considered routine items.

        The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit proxies by telephone, electronic mail or personal interview. We also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

PROPOSAL ONE
ELECTION OF DIRECTORS

        As of the date of this proxy statement, our Board consists of nine directors, five of whom are independent. The Board has proposed that the stockholders elect the following Directors: Thomas J. Edelman, Scott H. Pearce, Elizabeth K. Blake, David Einhorn, Richard I. Jaffee, Alexander P. Lynch, John D. March, Todd Q. Swanson and Mark W. Wong. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their successors are elected.

        Directors are elected by plurality vote of the shares present at our annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxyholders will vote in favor of the nine persons listed below unless contrary instructions are given.

        If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the nine persons recommended by our Board, except where authorization to do so is withheld.

        Each nominee is presently serving as a director and has served as a director of the Company for the period indicated in his or her biography. Our Board expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by our Board unless the Board chooses to reduce the number of directors serving on our Board.

        Thomas J. Edelman—Mr. Edelman, age 57, co-founded BioFuel Energy Corp. and has been our Chairman and Chairman of the Board since May 2006. In 1981, Mr. Edelman co-founded Snyder Oil Corporation, or SOCO, serving as its President from 1981 to 1997. From 1988 to 2003, Mr. Edelman served initially as Chairman, President and Chief Executive Officer of Range Resources Corporation, a company he acquired for SOCO in 1988, later turning over his President and CEO titles to his then-deputy at the company. SOCO divested its interest in Range Resources in 1995. Mr. Edelman stepped down as Chairman of Range Resources in 2003, serving as an advisor to its board until mid-2006. In 1996, Mr. Edelman founded Patina Oil & Gas Corporation, serving as its Chairman and Chief Executive Officer until it merged into Noble Energy, Inc. in mid-2005. In 2000, Mr. Edelman co-founded Bear Paw Energy, LLC, a private natural gas gathering and processing company, serving as its Chairman until it was sold to Northern Border Pipeline, LLC in 2001. In 2001, he co-founded Bear Cub Energy, LLC, a private successor to Bear Paw Energy also engaged in gas gathering, processing and the marketing of natural gas liquids.

        From 1980 to 1981, Mr. Edelman was with The First Boston Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received a Bachelor of Arts degree from Princeton University and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Edelman has been a director of Noble Energy, Inc. since May 2005. He also serves as Chairman of Bear Cub Energy, LLC and of Berenson & Company, LLC, an independent investment banking firm, as President of Lenox Hill Neighborhood House and as Trustee and Chair of the Investment Committee of the Hotchkiss School.

        Scott H. Pearce—Mr. Pearce, age 42, has been our President and Chief Executive Officer and Director since May 2006. In January 2005, Mr. Pearce co-founded Bio Fuel Solutions Colorado and Biofuel Solutions Delaware, the predecessor of BioFuel Energy, LLC. From 2002 to 2003, Mr. Pearce was a Senior Vice President of Corporate Planning at Bank of America. In 1997, Mr. Pearce joined Poseidon Resources Corporation, a Warburg Pincus portfolio company that partnered with energy companies to build and operate water and environmental systems for large industrial and government clients, and served as its President and Chief Executive Officer from 2001 to 2002. From 1988 to 1992, Mr. Pearce served in various leadership positions in the U.S. Army, including Cobra Helicopter Pilot and Attack Platoon Officer. Mr. Pearce attained the rank of captain. Mr. Pearce received a Bachelor of Science degree in Mechanical Engineering from Auburn University and his M.B.A. from the MIT Sloan School of Management.

        Elizabeth K. Blake—Ms. Blake, age 56, has been one of our Directors since September 2007. Since 2006, Ms. Blake has served as Senior Vice President—Advocacy, Government Affairs & General Counsel of Habitat For Humanity International Inc., a non-profit organization that through local partnerships seeks to build affordable housing for families in need in 93 countries around the world. Ms. Blake served on the Board of Patina Oil & Gas Corporation from 1998 through its sale to Noble Energy in 2005. From March 2003 to 2005, Ms. Blake was the Executive Vice President—Corporate Affairs, General Counsel and Corporate Secretary for US Airways Group, Inc. From April 2002 through December 2002, Ms. Blake served as Senior Vice President and General Counsel of Trizec Properties, Inc., a public real estate investment trust. Ms. Blake served as Vice President and General Counsel of General Electric Power Systems from 1998 to 2002. From 1996 to 1998, Ms. Blake served as Vice President and Chief of Staff of Cinergy Corp. Ms. Blake received a Bachelor of Arts degree with honors from Smith College and her Juris Doctor from Columbia Law School where she was a Harlan Fiske Stone Scholar. Ms. Blake was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. From 1982 to 1984, she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio and a partner from 1984 to 1996. From 1977 to 1982, she was with the law firm of Davis Polk & Wardwell in New York. She is past Chair of the Ohio Board of Regents. Ms. Blake serves on the Audit Committee of the Board.

        David Einhorn—Mr. Einhorn, age 39, has been one of our Directors since May 2006. Since 1996, Mr. Einhorn has been the President of Greenlight Capital, Inc., one of our principal stockholders and an investment management company he co-founded. Mr. Einhorn received a Bachelor of Arts degree in Government from Cornell University. Mr. Einhorn serves on the Audit Committee of the Board.

        Richard I. Jaffee—Mr. Jaffee, age 50, has been one of our Directors since January 2008. Mr. Jaffee was a Managing Director of Goldman Sachs from 1991 to 2004. Prior to that time, Mr. Jaffee served as Vice President, Institutional Sales, Equities Division, at Bear, Stearns & Co. from 1986 to 1991. He also served as Vice President, Leveraged Buyout Finance Division at Citicorp from 1982 to 1986. Mr. Jaffee received his Bachelor of Arts degree from Brandeis University and his M.B.A. from Columbia University.

        Alexander P. Lynch—Mr. Lynch, age 55, has been one of our Directors since June 2007. Mr. Lynch has been a Managing Director of J.P. Morgan Securities, Inc., a subsidiary of JPMorganChase, Inc., since July 2000. From 1997 to July 2000, Mr. Lynch was a General Partner of The Beacon Group, a private investment and financial advisory firm, which was merged with Chase Securities in July 2000. From 1995 to 1997, Mr. Lynch was Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm, which was merged into the Beacon Group. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received his Bachelor of Arts degree from the University of Pennsylvania and his M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch serves as Chairman of the Audit Committee of the Board.

        John D. March—Mr. March, age 60, has been one of our Directors since January 2008. Mr. March retired in December 2007 as a Corporate Vice President of Cargill, Incorporated. Mr. March was with Cargill in various capacities since 1971, including most recently serving as a member of the Corporate Center, as a Platform Leader on the Grain and Oilseed Supply Chain and Food Ingredients North America Platform and as a member of the Commodity Risk Committee. Mr. March is a past chairman of the National Oilseed Processors Association, a past director of the Virginia Soybean Commission and Soybean Association and a past treasurer and second vice president of the Virginia State Feed Association. Mr. March received his Bachelor of Arts degree in Economics from Dartmouth College and his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        Todd Q. Swanson—Mr. Swanson, age 33, has been one of our Directors since March 2008. Mr. Swanson joined Third Point LLC in September 2005 and currently covers energy investments for the firm. From 2003 to 2005, Mr. Swanson attended the Graduate School of Business at Stanford University. From 2001 through 2003, he worked for Thomas Cressey Equity Partners, a private equity firm based in Chicago. From 1998 through 2001, he worked for KPMG LLP, an international accounting firm, in accounting and merger and acquisition roles. In addition, during 2006 and 2007 he served as a director for Massey Energy Company (NYSE: MEE), where he served on the audit, finance, and governance & nominating committees. Mr. Swanson received his Bachelor of Science degree in Accounting and a Bachelor of Science degree in Finance from Iowa State University, and his M.B.A. from the Graduate School of Business at Stanford University. Mr. Swanson became a Certified Public Accountant (CPA) in 1998 and earned the Chartered Financial Analyst (CFA) designation in 2001.

        Mark W. Wong—Mr. Wong, age 59, has been one of our Directors since January 2008. Mr. Wong was the chief executive officer of Renewable Agricultural Energy Corporation, a private ethanol production company from 2006 to 2007. From 1999 to 2005, Mr. Wong was the founder and Chief

Executive Officer of Emergent Genetics, an international seed company sold to Monsanto Company in 2005. Prior to that time, Mr. Wong founded and managed a series of agricultural and biotechnology companies including Big Stone Partners, Agracetus Corporation and Agrigenetics Corporation. Mr. Wong also worked as an engineer for FMC Corporation and Chemical Construction Corporation. Mr. Wong received his Bachelor of Science degree in Chemical Engineering from Lehigh University and his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed above.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has ratified and affirmed the Audit Committee's appointment of the independent accounting firm of Grant Thornton LLP to serve as the Independent Registered Public Accounting Firm of the Company for the current fiscal year subject to ratification by the Company's stockholders. Grant Thornton LLP was first appointed to serve as the Independent Registered Public Accounting Firm of the Company in 2007 and is considered by the Audit Committee and the management of the Company to be well qualified.

        Although stockholder ratification is not required, the appointment of Grant Thornton LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders' opinions which the Audit Committee will take into consideration in future deliberations. If Grant Thornton LLP's selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider its appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of at least a majority of the votes cast is required to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.

The Board of Directors recommends that stockholders vote FOR ratification.

CORPORATE GOVERNANCE

Board structure

        Our business and affairs are managed under the direction of our Board of Directors and through an Audit Committee of the Board. Our Board of Directors currently comprises nine members. Of these nine members, five members (Messrs. Lynch, Jaffee, March and Wong and Ms. Blake) have been determined by our Board to be independent Directors according to the rules and regulations of the Securities and Exchange Commission ("SEC") and NASDAQ listing standards. In addition, members of the Board and the Company's senior management consult on a regular basis relating to matters of corporate strategy and governance. The full Board met five times in 2007 and acted by unanimous written consent four times. In addition, the Audit Committee of the Board met three times. All Directors attended at least 75% of the meetings of the Board and Board committees on which they served. As the Company had its initial public offering in June 2007, there was no annual meeting of stockholders in 2007.

        In March 2008, Mr. Loeb resigned from the Board of Directors due to other time commitments and Todd Q. Swanson, an associate of Mr. Loeb's at Third Point LLC, was appointed a Director. Mr. Swanson has been actively involved with the Company since its founding. His appointment to the Board was approved unanimously by the other Directors.

Committees of the Board

        Our Board of Directors has established one standing committee: the Audit Committee. We intend to establish a compensation committee and a nominating and corporate governance committee, each of which will be comprised entirely of independent Directors before the first anniversary of our initial public offering, as required under the applicable rules of NASDAQ and the SEC.

Audit Committee

        Our Audit Committee currently consists of three Directors: Mr. Lynch, Ms. Blake and Mr. Einhorn. Mr. Lynch and Ms. Blake have been determined by our Board of Directors to be independent Directors according to the rules and regulations of the SEC and NASDAQ listing standards, and Mr. Lynch has been determined by our Board of Directors to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. We anticipate replacing Mr. Einhorn on the Audit Committee with one of our other independent Directors before the first anniversary of our initial public offering, as required under the applicable rules of NASDAQ and the SEC. The Audit Committee has responsibility for, among other things:

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  retaining, compensating, overseeing and terminating any registered public accounting firm in connection with the preparation or issuance of an audit report, and approving all audit services and any permissible non-audit services provided by the independent registered public accounting firm;

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  receiving direct reports from any registered public accounting firm engaged to prepare or issue an audit report;

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  reviewing and discussing annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm;

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  reviewing with the independent registered public accounting firm any audit problems and management's response;

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  discussing earnings releases, financial information and earnings guidance provided to analysts and rating agencies;

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  periodically meeting separately with management, internal auditors and the independent registered public accounting firm;

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  establishing procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters;

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  obtaining and reviewing, at least annually, an independent registered public accounting firm report describing the independent registered public accounting firm internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent registered public accounting firm or any inquiry by governmental authorities;

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  approve and recommend to the Board of Directors the hiring of any employees or former employees of the independent registered public accounting firm;

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  retaining independent counsel and other outside advisors, including experts in the area of accounting, as it determines necessary to carry out its duties; and

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  reporting regularly to our full Board of Directors with respect to any issues raised by the foregoing.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.bfenergy.com.

Compensation Committee

        Compensation has been set by the entire Board of Directors, including the independent Directors. Before the first anniversary of our initial public offering, as required under the applicable rules of NASDAQ and the SEC, we will establish a Compensation Committee which will be comprised entirely of independent Directors. The Compensation Committee will have responsibility for, among other things:

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  reviewing key employee compensation policies, plans and programs;

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  reviewing and approving the compensation of our Chief Executive Officer and the other executive officers of the Company and its subsidiaries;

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  reviewing and approving any employment contracts or similar arrangements between the Company and any executive officer of the Company;

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  reviewing and consulting with our Chairman and our Chief Executive Officer concerning performance of individual executives and related matters; and

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  administering our stock plans, incentive compensation plans and other similar plans that the Board may from time to time adopt and exercising all the powers, duties and responsibilities of the Board of Directors with respect to the plans.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance procedures have been overseen by the entire Board of Directors including the independent Directors. Before the first anniversary of our initial public offering, as required under the applicable rules of NASDAQ and the SEC, we will establish a Nominating and Corporate Governance Committee which will be comprised entirely of independent Directors. The Nominating and Corporate Governance Committee will have responsibility for, among other things:

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  recommending to our Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between stockholder meetings; and

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  making recommendations to the Board of Directors regarding corporate governance matters and practices.

Compensation committee interlocks and insider participation

        None of our executive officers will serve as a member of our Compensation Committee, and none of them has served, or will be permitted to serve, on the Compensation Committee (or any committee serving a similar function) of any other entity of which an executive officer serves, or is expected to serve, as a member of our Compensation Committee.

Corporate governance guidelines

        Our Board of Directors has adopted corporate governance guidelines, in accordance with applicable rules and regulations of the SEC and NASDAQ, to govern the responsibilities and requirements of the Board of Directors. The corporate governance guidelines are available on our website at www.bfenergy.com.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to our Directors and to all of our employees, including the Chief Executive Officer and the Chief Financial Officer. This

Code of Business Conduct and Ethics is posted on our web site at www.bfenergy.com. Any waivers of, or amendments to, our Code of Business Conduct and Ethics will be posted on our web site and reported as required by the SEC.

Whistleblower Procedures

        The Company has established a "whistle blower" hotline supported by a third party vendor. The purpose of the hotline is to permit employees and third parties who have any concerns about the Company and its policies and practices to bring those concerns to the attention of the Company's senior management and directly to the Audit Committee of the Board. The hotline process allows complaints to be raised on an anonymous basis where requested. All communications through the hotline will be reviewed with the Audit Committee. The whistleblower procedures are available on our website at www.bfenergy.com.

Review, approval or ratification of transactions with related persons

        Our Board of Directors reviews and pre-approves transactions we may enter into with our Directors, executive officers, principal stockholders or persons affiliated with our Directors, executive officers or principal stockholders. While we do not have formal procedures for these reviews, our Board of Directors evaluates and considers these transactions individually on a facts and circumstances basis. Furthermore, our code of business conduct and ethics will require Directors and executive officers to disclose any transaction with us in which they may have a direct or indirect interest.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with one or more members of the Company's Board by writing to the Board, or a specific Director at:

Board of Directors (or specific director)
BioFuel Energy Corp.
c/o Corporate Secretary
1801 Broadway, Suite 1060
Denver, Colorado 80202

        Communications addressed to individual Board members will be forwarded by the Corporate Secretary to the individual addressee. Any communications addressed to the Board of Directors will be forwarded by the Corporate Secretary to the Chairman of the Board.

Consideration of Director Candidates

        Following its formation, the Nominating and Corporate Governance Committee will consider candidates for Board membership. The charter of the Nominating and Corporate Governance Committee will require that the Committee select nominees to become Directors based on an assessment of the fulfillment of necessary independence requirements for the composition of the Board; the highest ethical standards and integrity; a willingness to act on and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and individual backgrounds that provide a diverse portfolio of experience and knowledge commensurate with the Company's needs. The Committee will consider all of these qualities when selecting, subject to Board ratification, candidates for Director. There are no differences in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees for Director based on whether the nominee is recommended by a stockholder.

        Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at BioFuel Energy Corp., 1801 Broadway, Suite 1060, Denver, Colorado 80202. Stockholder submissions should include the name and qualifications of the candidate and any supporting material the stockholder feels is appropriate. In order to enable consideration of the candidate in connection with our 2009 Annual Meeting of Stockholders, a stockholder must submit materials relating to a suggested candidate no earlier than January 15, 2009 and no later than February 14, 2009. In considering any candidate proposed by a stockholder, the Nominating and Corporate Governance Committee will reach a conclusion based on the criteria described above. The Nominating and Corporate Governance Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Committee. Our entire Board, including the independent Directors, has performed this review in the absence of a Committee.

Available Information

        The Company's website address is www.bfenergy.com. The Company makes available free of charge through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The Company's website also includes our Corporate Governance Guidelines, Code of Business Conduct and Ethics, our Whistleblower Procedures and the charters of its Board Committees. These documents are also available in print to any stockholder upon request mailed to the Company.

MANAGEMENT

Executive officers

        The following table identifies our executive officers and their ages as of April 15, 2008.

Name	Age	Position
Thomas J. Edelman	57	Chairman and Chairman of the Board
Scott H. Pearce	42	President, Chief Executive Officer and Director
David J. Kornder	47	Executive Vice President, Chief Financial Officer and Secretary
Daniel J. Simon	39	Executive Vice President and Chief Operating Officer
Timothy S. Morris	48	Vice President—Operations
JonAlan C. Page	38	Vice President—Project Development
Michael N. Stefanoudakis	37	Vice President and General Counsel

        Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The following sets forth certain biographical information with respect to our executive officers. The biographical information for Thomas J. Edelman and Scott H. Pearce appears above under "Proposal 1, Election of Directors".

        David J. Kornder has been our Executive Vice President and Chief Financial Officer since February 2007. Mr. Kornder served as Senior Vice President and Chief Financial Officer of Petrie Parkman & Co., Inc., an energy investment bank, from May 2006 until its acquisition by Merrill Lynch in December 2006 and as a consultant to Merrill Lynch until February 2007. Previously, Mr. Kornder served as a Director, Executive Vice President and Chief Financial Officer of Patina Oil & Gas Corporation from 1996 through its acquisition by Noble Energy, Inc. in May 2005 and as a consultant to Noble Energy until May 2006. Prior to that time, he served as Vice President—Finance of Gerrity Oil & Gas Corporation, a predecessor of Patina, from 1993 through 1996. From 1989 through 1992, Mr. Kornder was Assistant Vice President of Gillett Group Management, Inc. and prior to 1989, he was with Deloitte & Touche LLP. Mr. Kornder received his Bachelor of Arts degree in Accounting from Montana State University. Mr. Kornder serves as a Director of Bear Cub Energy, LLC, a private gas gathering and processing company.

        Daniel J. Simon has been our Executive Vice President and Chief Operating Officer since May 2006. In 1999, Mr. Simon joined TIC Holdings, Inc., where he served as Director of International Development and then Vice President of International Development from 1999 to 2005. In 2004, Mr. Simon also founded and led TIC's Renewable Energy Development subsidiary. In 2005, Mr. Simon co-founded Bio Fuel Solutions Colorado and BioFuel Solutions Delaware, the predecessor of BioFuel Energy, LLC. From 2004 to 2007, Mr. Simon was the majority owner and served as the Chairman of the Board of Calpac Lasers, Inc., a private laser manufacturing company. From 1994 to 1999, Mr. Simon served in various roles for NCH Corporation, where he founded and operated a portfolio of 11 manufacturing, distribution and sales businesses primarily targeting the energy and water management markets in the USA and Asia Pacific regions. Mr. Simon received his Bachelor of Science degree in Economics from the University of Colorado.

        Timothy S. Morris has been our Vice President—Operations since February 2007. From January 2006 to February 2007, Mr. Morris served as Chief Executive Officer of American Ethanol, Inc., a private ethanol production company. From 2005 to January 2006, Mr. Morris was an independent consultant, providing operations management expertise to various companies in the ethanol and other continuous process industries. From 2002 to 2005, he served as Vice President of United Bio Energy, LLC, overseeing the operations of multiple ethanol plants. From 1993 to 2002, Mr. Morris served as Plant Manager for a wet corn ethanol facility of Minnesota Corn Processors, LLC. Between 1981 and 1993, he served in various capacities at Coors Brewing Company, Manna Pro Corporation and Cargill, Incorporated. Mr. Morris received his Bachelor of Science degree in Feed Science and Management from Kansas State University.

        JonAlan C. Page has been our Vice President—Project Development since May 2006. Mr. Page joined Messrs. Pearce and Simon at BioFuel Solutions, LLC in February 2005. From 2002 to 2005, Mr. Page served as Vice President of Project Finance and Planning of Baard Energy, a company that develops ethanol plants. Following the sale by Baard of a majority interest in Nordic Biofuels of Ravenna, LLC to Abengoa Bioenergy in 2004, he served on the Board of Nordic Biofuels of Ravenna, LLC until February 2005. From May 2000 to February 2002, Mr. Page worked at Enron Corp. as a Director of the Transaction Group for Enron's Western U.S. Origination and from 1998 to May 2000 he held a variety of other positions at Enron. From 1994 to 1997, he was with Banco Santiago. Mr. Page received a Bachelor of Arts degree in Political Science and a Bachelor of Science degree in Latin American Studies from Oregon State University and his M.B.A. from the University of Notre Dame.

        Michael N. Stefanoudakis has been our Vice President and General Counsel since September 2006. In 2005, Mr. Stefanoudakis founded Candia Investments LLC, a private investment company, and has served as its President since then. From 2004 to 2005, Mr. Stefanoudakis was Vice President and General Counsel of Patina Oil & Gas Corporation. From 2003 to 2004, Mr. Stefanoudakis was an associate with Hogan & Hartson L.L.P., focusing on corporate and securities matters. From 2000 to 2003, Mr. Stefanoudakis was an associate with Brobeck, Phleger & Harrison LLP, and from 1996 to 2000 he was an associate with Davis, Graham & Stubbs LLP. Mr. Stefanoudakis received a Bachelor of Arts degree in Economics from the University of San Diego and his Juris Doctor from Harvard Law School. Mr. Stefanoudakis is a member of the Colorado Bar. Mr. Stefanoudakis announced his resignation as an officer of the Company effective April 18, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth information with respect to the beneficial ownership of our Common Stock and Class B Common Stock as of April 1, 2008, by:

  •
  each person who is known by us to beneficially own 5% or more of any class of our outstanding shares of common stock;

  •
  each member of our Board of Directors who beneficially owns any class of shares of our common stock;

  •
  each of our executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership is determined in accordance with the SEC rules and includes voting or investment power with respect to the securities. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

        Unless otherwise indicated, the address for all beneficial owners is c/o BioFuel Energy Corp., 1801 Broadway, Suite 1060, Denver, Colorado 80202. At the close of business on April 1, 2008, the record date, there were 15,282,042 shares of Common Stock outstanding, net of 714,582 shares held in treasury, and 17,396,686 shares of Class B Common Stock outstanding, which together constitute a total of 32,678,728 shares of outstanding voting shares of the Company. Each share of Common Stock and

Class B Common Stock is entitled to one vote. The percentage of common stock outstanding was determined based on 32,678,728 shares outstanding at the record date.

Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Class B Common Stock	Options Exercisable	Total Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Greenlight Capital, Inc. and its affilitates 2 Grand Central Tower 140 East 45th Street, 24th floor New York, NY 10017(1)	7,542,104	4,311,396	—	11,853,500	36.3%
Third Point Funds 390 Park Avenue, 18th floor New York, NY 10022(2)	1,250,000	4,665,526	—	5,915,526	18.1%
Cargill, Incorporated P.O. Box 9300 Minneapolis, MN 55440	—	1,675,596	—	1,675,596	5.1%
Thomas J. Edelman(3)	500,000	2,942,904	—	3,442,904	10.5%
Scott H. Pearce(4)	—	940,061	—	940,061	2.9%
David J. Kornder(5)	22,059	103,294	—	125,353	*
Daniel J. Simon(6)	—	976,750	—	976,750	3.0%
Timothy S. Morris(7)	11,765	12,359	—	24,124	*
JonAlan C. Page(8)	11,765	30,500	—	42,265	*
Michael N. Stefanoudakis(9)	13,235	21,147	—	34,382	*
Elizabeth K. Blake(10)	2,500	—	—	2,500	*
David Einhorn(11)	7,500	—	—	7,500	*
Richard I. Jaffee(12)	2,500	—	—	2,500	*
Alexander P. Lynch(13)	7,500	—	—	7,500	*
John D. March(14)	2,500	—	—	2,500	*
Todd Q. Swanson(15)	2,500	11,224	—	13,724	*
Mark W. Wong(16)	2,500	—	—	2,500	*
All Directors and Executive Officers as a group, 14 persons(17)	9,378,428	15,690,757	—	25,069,185	76.7%
Saracen Energy Advisors LP Five Greenway Plaza, Suite 1310 Houston, TX 77046(18)	805,210	—	—	805,210	2.5%

(1)
Greenlight Capital, Inc. ("Greenlight Inc.") is the investment manager for Greenlight Capital Offshore, Ltd. and as such has sole voting and sole dispositive power over 5,458,985 shares of common stock held by Greenlight Capital Offshore, Ltd. Greenlight Capital, L.L.C. ("Greenlight L.L.C.") is the sole general partner of Greenlight Capital, L.P. and Greenlight Capital

  Qualified, L.P., and as such has sole voting and sole dispositive power over 635,676 shares of common stock and 4,311,396 shares of Class B common stock held by Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. DME Advisors, LP ("DME Advisors") is the investment manager for Greenlight Reinsurance, Ltd., and as such has sole voting and sole dispositive power over 1,447,443 shares of common stock held by Greenlight Reinsurance, Ltd. DME Advisors GP, LLC ("DME GP") is the general partner of DME Advisors, and as such has sole voting and sole dispositive power over 1,447,443 shares of common stock. David Einhorn, one of our Directors, is the principal of Greenlight Inc., Greenlight L.L.C., DME Advisors and DME GP, and as such has sole voting and sole dispositive power over 7,542,104 shares of common stock and 4,311,396 shares of Class B common stock held by these affiliates of Greenlight, Inc. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(2)
Includes 1,250,000 shares of common stock being held by Third Point Partners LP, Third Point Partners Qualified LP, Third Point Offshore Fund, Ltd. and Third Point Ultra Ltd. and 4,665,526 shares of Class B common stock owned by Third Point Partners LP and Third Point Partners Qualified LP, which are investment funds managed by Third Point LLC. We refer to these funds as the Third Point funds. Todd Q. Swanson, one of our Directors, is an employee of Third Point funds and therefore may be deemed to be the beneficial owner of these shares. Mr. Swanson disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(3)
Includes 93,534 shares of Class B common stock owned on behalf of Mr. Edelman's wife, Ingrid O. Edelman, and trusts for the benefit of Mr. Edelman's family members, of which he is a trustee. Mr. Edelman disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(4)
Includes 11,224 shares of Class B common stock owned on behalf of certain of Mr. Pearce's family members. Mr. Pearce disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(5)
Includes 22,059 shares of restricted common stock granted to Mr. Kornder in conjunction with the Company's initial public offering in June 2007. These shares of restricted stock will vest in equal increments of 25% per year on the first four anniversaries of the date of grant.

(6)
Includes 102,890 shares of Class B common stock owned on behalf of certain of Mr. Simon's family members. Mr. Simon disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(7)
Includes 11,765 shares of restricted common stock granted to Mr. Morris in conjunction with the Company's initial public offering in June 2007. These shares of restricted stock will vest in equal increments of 25% per year on the first four anniversaries of the date of grant.

(8)
Includes 11,765 shares of restricted common stock granted to Mr. Page in conjunction with the Company's initial public offering in June 2007. These shares of restricted stock will vest in equal increments of 25% per year on the first four anniversaries of the date of grant.

(9)
Includes 13,235 shares of restricted common stock granted to Mr. Stefanoudakis in conjunction with the Company's initial public offering in June 2007. These shares of restricted stock will vest in equal increments of 25% per year on the first four anniversaries of the date of grant.

(10)
Consists of 2,500 shares of restricted common stock granted to Ms. Blake in September 2007 under our compensation program for non-employee Directors. These shares vest on the first anniversary of the date of grant.

(11)
Consists of 7,500 shares of restricted common stock granted to Mr. Einhorn in June 2007 under our compensation program for non-employee Directors. These shares vest on the first anniversary of the date of grant. Includes only shares of common stock held directly by Mr. Einhorn. See note 1.

(12)
Consists of 2,500 shares of restricted common stock granted to Mr. Jaffee in January 2008 under our compensation program for non-employee Directors. These shares vest on the first anniversary of the date of grant.

(13)
Consists of 7,500 shares of restricted common stock granted to Mr. Lynch in June 2007 under our compensation program for non-employee Directors. These shares vest on the first anniversary of the date of grant.

(14)
Consists of 2,500 shares of restricted common stock granted to Mr. March in January 2008 under our compensation program for non-employee directors. These shares vest on the first anniversary of the date of grant.

(15)
Includes 2,500 shares of restricted common stock granted to Mr. Swanson in March 2008 under our compensation program for non-employee directors. These shares vest on the first anniversary of the date of grant. Includes only shares of common stock held directly by Mr. Swanson. See note 2.

(16)
Consists of 2,500 shares of restricted common stock granted to Mr. Wong in January 2008 under our compensation program for non-employee directors. These shares vest on the first anniversary of the date of grant.

(17)
Includes shares held by Greenlight Capital, Inc., which is controlled by our Director, David Einhorn. Also includes shares held by the Third Point funds, of which our Director, Todd Q. Swanson, is an employee.

(18)
Includes shares of common stock owned by Saracen LLC, a Texas limited liability company ("Saracen LLC"), Saracen Energy Advisors LP, a Texas limited partnership ("Saracen Energy Advisors"), Saracen Energy Offshore Ltd., a Cayman Island exempted company (the "Offshore Fund"), Michael R. Kutsch and Neil E. Kelley (these two individuals, collectively, the "Principals"). Saracen LLC is controlled by the Principals and acts as general manager of Saracen Energy Advisors, which is the investment manager for Offshore Fund. Saracen LLC, Saracen Energy Advisors, the Offshore Fund and the Principals may be deemed the beneficial owners of 805,210 shares of common stock of BioFuel Energy Corp. as of December 31, 2007. This information is pursuant to a Schedule 13G filed on February 25, 2008.

COMPENSATION DISCUSSION & ANALYSIS

Objectives of our executive compensation program

        We are currently a development stage company and have not yet formalized an executive compensation program. In addition, we have not yet established a Compensation Committee of our Board of Directors. We intend to establish a Compensation Committee that will be comprised entirely of independent Directors before the first anniversary of our initial public offering as required by NASDAQ rules. In addition, once our initial plants become operational, anticipated to occur in mid-2008, we will implement a compensation program the principal objectives of which we expect to be:

  •
  attract and retain experienced and well-qualified executives;

  •
  recognize and reward the contributions each executive makes to the Company; and

  •
  motivate our executives to meet the short- and long-term objectives of the Company.

        We intend to continually evaluate and, if necessary, change from time to time our executive compensation program in order to ensure that it supports our business strategy, is competitive with the executive compensation programs of other companies in the renewable energy sector and aligns the interests of our executive officers with those of our stockholders.

Elements of our current compensation program

        Our executive compensation currently consists of base salary, stock options, restricted stock and participation in broad-based benefits programs such as our 401(k) and medical and insurance benefits programs. We have also granted fully vested equity awards to our executive officers upon the commencement of their employment with the Company.

        The initial cash compensation of those of our executive officers who founded the Company, Thomas J. Edelman, Scott H. Pearce and Daniel J. Simon, was determined at the time of our formation by our Chairman, Mr. Edelman, in his discretion, after discussions with Messrs. Pearce and Simon and with Greenlight Capital, one of our principal stockholders. In determining the cash compensation of these executive officers, Mr. Edelman considered the founding roles played by these executive officers, whom we refer to as founding executives, as well as his experience in founding and managing companies in the oil and gas sector and, to a lesser degree, the compensation levels for other senior executives in the independent energy sector. The total compensation for our founding executives that is reflected in the Summary compensation table below consists principally of their base salary and their equity compensation, which represents their initial ownership interest in the Company upon its formation, as further discussed below under "Equity incentive compensation". The higher overall compensation reflected in the Summary compensation table for these founding executives in 2006 relative to our other executive officers is the result of their significantly greater initial equity interest in the Company due to their roles in the formation of the Company, but does not otherwise reflect a different policy with respect to these officers. See "Summary compensation table".

        At the time of, or subsequent to, our formation, we hired additional executive officers, David J. Kornder, Timothy S. Morris, JonAlan C. Page, Michael N. Stefanoudakis and Eric D. Streisand (who has since left the Company), each of whom was awarded cash compensation determined by our Chairman and Chief Executive Officer based upon discussions with those executives, the roles and responsibilities of those executives (and the seniority associated with their respective roles), the individual experience and skills of, and expected contributions from, those executives and the amounts of cash compensation being paid to our founding executives. Each of these executives also received equity compensation that was determined as described below under "Equity incentive compensation".

        We expect that, going forward, we will determine the specific amounts of compensation to be paid to our existing and future executive officers based upon the following factors:

  •
  the roles and responsibilities of our executives;

  •
  the individual experience and skills of, and expected contributions from, our executives;

  •
  the negotiations relating to the hiring of our executives; and

  •
  the amounts of compensation being paid to our other executives.

        Our Chief Executive Officer will consider each of these factors, as well as any other factors he may determine are relevant at the time, in his discretion, in determining the amount of cash and equity compensation to recommend to our Board of Directors or its Compensation Committee, when formed, in connection with the awarding of such compensation to new executive officers. As a matter of corporate policy, no hiring, firing or compensation decisions relating to a corporate officer may be made and no equity or equity-linked compensation may be awarded to any employee, without the prior approval of our Board of Directors or its Compensation Committee, once established. Once we become operational, all of our employees, including our executive officers, will be eligible for cash bonuses, as discussed further below under "Cash incentive bonuses".

Annual cash compensation

Base salary

        We intend to pay base salaries that are competitive with similar positions in the renewable energy sector and that provide for equitable compensation among executives of the Company. Our Chief Executive Officer will recommend initial base salaries, and our Board or Compensation Committee, when formed, will consider and approve base salaries, based upon the elements of our compensation program outlined above. We have not adjusted, and do not intend to adjust, our executive officer's current base salaries prior to the time that we become operational. Once we commence operations, our executive officers, will be reviewed annually. We expect that our Chief Executive Officer will conduct these reviews and will, if appropriate, recommend salary adjustments, with the concurrence of our Chairman, to our Board of Directors or our Compensation Committee, when formed. Our Chief Executive Officer's and our Chairman's salaries will be reviewed by our Board of Directors or, when formed, our Compensation Committee. We expect all salary reviews to consist of detailed performance-based evaluations. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives.

        The table below shows the current annual salary and title of each executive officer:

Name and principal position	Salary
Thomas J. Edelman, Chairman and Chairman of the Board	$275,000	(1)
Scott H. Pearce, President and Chief Executive Officer	$300,000	(2)
David J. Kornder, Executive Vice President and Chief Financial Officer	$250,000	(3)
Daniel J. Simon, Executive Vice President and Chief Operating Officer	$250,000	(4)
Timothy S. Morris, Vice President—Operations	$200,000	(5)
JonAlan C. Page, Vice President—Project Development	$175,000	(6)
Michael N. Stefanoudakis, Vice President and General Counsel	$225,000	(7)

    (1)
    Received since May 2006.

    (2)
    Received since May 2006.

    (3)
    Received since February 2007.

    (4)
    Received since May 2006.

    (5)
    Received since February 2007.

    (6)
    Received since May 2006.

    (7)
    Received since September 2006.

Cash incentive bonuses

        Following the commencement of operations, we intend to consider the award of cash bonuses to all employees, including our executive officers. We have established target bonuses for our executive officers, which are a specified percentage of each executive officer's annual salary. The levels of the target bonuses have been, and will be, devised based on our Chairman's experience in helping to design and oversee compensation programs at his prior companies in the oil and gas sector. Actual payment of bonuses will be subject to the approval of the Board or, when formed, the Compensation Committee, in their discretion.

        Payment of bonuses will be entirely performance-based, based upon stockholder returns, profitability, individual performance within the Company and the Company's performance relative to other companies in our industry. The relevant performance standards are not presently determinable due to the fact that we are a development stage company. We have not made any bonus payments to our executive officers to date. Bonus payments will be considered only after we become operational and will be awarded in the sole discretion and based on measurements to be adopted by the Compensation Committee of the Board of Directors, once it is established. The target bonuses are set at a level intended to reward performance of the individual executive and the Company at a level judged to be "excellent" by the Compensation Committee, when formed. The definition and measurement of excellence is expected to be devised and overseen by the Compensation Committee of the Board of Directors, when formed. More broadly, we expect any bonuses to align our executives' goals with our interests and the interests of our stockholders and to enable us to attract and retain highly qualified individuals. In addition, our Board of Directors or Compensation Committee has the right, in its sole discretion, to consider the grant of special cash bonuses to certain executive officers for exceptional achievements. No such bonuses have been awarded to date, and none are currently being contemplated.

        Our Chairman's target bonus is 250% of his base salary, which was determined based upon discussions between our Chairman and Greenlight Capital. The target bonus for Mr. Pearce is 200% of his base salary and the target bonus for Mr. Simon is 175% of his base salary. The target bonus for Mr. Kornder is 175% of his base salary, the target bonus for Mr. Morris is 100% of his base salary, the target bonus for Mr. Page is 50% of his base salary, and the target bonus for Mr. Stefanoudakis is 50% of his base salary. The target bonuses for each of our executive officers, other than our Chairman, were determined by our Chairman after discussions with those executive officers and Greenlight Capital, as well as the prior experience of our Chairman in helping to design and oversee compensation programs for other companies in the oil and gas sector.

        We intend to fund any cash incentive bonuses that we pay in the future from cash generated by operations.

Equity incentive compensation

        As a result of their formation of the Company, our founding executives, Mr. Edelman, Mr. Pearce and Mr. Simon, own fully vested profit sharing membership interests in the LLC in amounts determined through negotiations among themselves and with Greenlight Capital and Third Point, our other principal investors. In addition, at the time of, or subsequent to, our formation, we hired additional executive officers, Mr. Kornder, Mr. Morris, Mr. Page and Mr. Stefanoudakis, each of whom was awarded a lesser amount of fully vested profit sharing membership interests in the LLC in order to more directly align their economic interest with the performance of the Company. The amount of their equity award was recommended by our Chairman, in his discretion, and agreed upon by Greenlight Capital, and unanimously approved by our Board of Directors, based upon discussions with those executives, the roles and responsibilities of those executives (and the seniority associated with their respective roles), and the individual experience and skills of, and expected contributions from, those executives. See "Certain relationships and related party transactions—Issuances of equity interests to our promoters, executive officers, directors and principal stockholders" for additional details regarding the various issuances of profit sharing membership interests to our executive officers.

        Immediately prior to the consummation of the Company's initial public offering, the LLC amended and restated its limited liability company agreement to replace the various classes of its existing membership interests with a single class of membership interests, and the various classes of existing membership interests were exchanged for new membership interests in amounts to be determined in accordance with the existing limited liability company agreement and based on our initial public offering price of $10.50 per share. Upon completion of the offering, certain of these units were placed into escrow and subject to an escrow arrangement pursuant to which the escrowed units may be required to be delivered to affiliates of Greenlight Capital, Inc. and Third Point LLC. For further details, see "True-Up". Pursuant to the escrow agreement, the executives have agreed that they will not encumber the escrowed units.

        We have adopted our 2007 Equity Incentive Compensation Plan (the "2007 Equity Plan"), which provides for the grant of stock options intended to qualify as incentive stock options under Section 422 of the Code, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units and other equity-based or equity-related awards. Awards to executive officers under the 2007 Equity Plan will vest over time (subject to forfeiture of unvested awards if the executive leaves the company) and will not be subject to any performance targets. Awards to executive officers under the 2007 Equity Plan will be intended to attract and retain exceptional executive officers and enable our executive officers to participate in our long-term growth and financial success.

        Our Board or our Compensation Committee, when formed, will approve all awards under the 2007 Equity Plan. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation will be based on our understanding of market practices in the renewable energy sector and negotiations with our executives in connection with their initial or continued employment by the Company. Other factors, including the amount and percentage of our total equity on a diluted basis held by our executive officers, will also be considered.

        In connection with the consummation of the Company's initial public offering and the concurrent private placement, we granted 100,810 shares of restricted common stock and options to purchase an aggregate of 370,950 shares of our common stock to our employees and non-employee directors (other than our founding executives) under our 2007 Equity Plan. The exercise price per share of the stock options granted was $10.50, the public offering price per share in our initial public offering. Stock options issued in connection with the initial public offering to officers and other employees will vest with respect to 30%, 30% and 40% of the shares on each of the first three anniversaries of the grant date. Restricted shares issued in connection with the initial public offering to officers and other employees will vest with respect to 25% per year on each of the first four anniversaries of the grant date. Stock options and restricted shares to our non-employee directors will vest on the first anniversary of the grant date. These grants were unanimously approved by our Board.

        Although we encourage our executives to hold a significant equity interest in the Company, we do not have specific share retention and ownership guidelines for our executive officers.

        For further details regarding our 2007 Equity Plan, see "2007 Equity Incentive Compensation Plan" below.

Other compensation

General benefits

        All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our profit sharing and 401(k) plan (the "401(k) Plan"). These benefits are designed to provide a stable array of support to employees and their families and are provided to all employees regardless of their individual performance levels.

        Eligible employees may make voluntary contributions to the 401(k) Plan up to limits permitted under law. In addition, we may, at our discretion, make profit sharing contributions to the 401(k) Plan. All full-time employees who have completed one month of service are eligible to participate in the 401(k) Plan. Profit sharing contributions made by us are subject to vesting restrictions as follows: Employees with less than one year of service are 0% vested, employees with between one and two years of service are 34% vested, employees with between two and three years of service are 67% vested and employees with greater than three years of service are 100% vested. For the year ended December 31, 2007, we made a profit sharing contribution of $163,000 or approximately 5% of 2007 salary amounts (subject to social security integration) to the 401(k) accounts of all of our eligible employees. For the year ended December 31, 2006, we made a profit sharing contribution of $60,800, or 5% of 2006 salary amounts (subject to social security integration), to the 401(k) accounts of all of our eligible employees.

        In addition, all of our executive officers are eligible to participate in our deferred compensation plan. The plan allows participants to defer all or a portion of their salary and annual bonuses. Participants have the ability to direct the plan administrator to invest their salary and bonus deferrals into pre-approved mutual funds. Please see "Non-Qualified Deferred Compensation Plan" below for a more detailed explanation of this plan.

Perquisites

        We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites. In 2006 and 2007, we did not provide any perquisites to our executive officers.

Relocation expenses

        We offer reimbursement of relocation expenses to our officers from time to time. In 2006, we reimbursed Mr. Pearce for $87,300 of relocation expenses and paid Mr. Pearce approximately $34,000 in 2007 for a tax gross up payment relating to his relocation expense reimbursement. In 2007, in connection with the hiring of Mr. Morris, we reimbursed him $6,400 of his relocation expenses.

Role of executives in executive compensation decisions

        Executive officer salaries have been, and will be, subject to approval of the Board of Directors or our Compensation Committee, when formed. In determining the compensation for our executive officers, our Board and our Compensation Committee will consider the results of the annual reviews of our executive officers conducted by our Chief Executive Officer. Our Chairman will also provide input to the Board of Directors or, when formed, the Compensation Committee, based on discussions with the Chief Executive Officer and his review of Company performance. Our Board or our Compensation Committee, when formed, will also consult with Mr. Kornder in evaluating the financial, accounting, tax and retention implications of our various compensation programs. None of our other executives will participate in deliberations relating to his own compensation.

Summary compensation table

        The following table provides compensation information for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2007. We refer to these executive officers as our Named Executive Officers.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)		All Other Compensation(5)	Total Compensation(6)
Thomas J. Edelman Chairman and Chairman of the Board	2007 2006	$275,000 179,806	— —	$48,016 2,506,982	$	— —	$17,625 13,624	$340,641 2,700,412
Scott H. Pearce President and Chief Executive Officer	2007 2006	300,000 221,154	— —	48,014 1,269,557		— —	17,625 102,626	365,639 1,593,337
Daniel J. Simon Executive Vice President and Chief Operating Officer	2007 2006	250,000 163,461	— —	48,014 1,217,692		— —	17,625 11,958	315,639 1,393,111
David J. Kornder Executive Vice President and Chief Financial Officer	2007	216,346	—	540,641		78,524	16,760	852,271
Michael N. Stefanoudakis Vice President and General Counsel	2007 2006	225,000 69,231	— —	54,610 72,600		35,336 —	17,625 3,462	332,571 145,293

(1)
The salary amounts in 2006 for the Named Executive Officers were received since May 2006 other than Mr. Stefanoudakis. Mr. Stefanoudakis has received his salary since September 2006. The salary amounts in 2007 for the Named Executive Officers were received for the entire year other than Mr. Kornder. Mr. Kornder has received his salary since February 2007.

(2)
No bonuses were paid to the Named Executive Officers in 2006 or 2007.

(3)
The Named Executive Officers received grants of units during 2006 as follows: Mr. Edelman—105,000 M units, 1,035,256 C units, 320,213 D units; Mr. Pearce—135,000 M units, 335,141 C units, 124,766 D units; Mr. Simon—135,000 M units, 310,510 C units, 116,557 D units; and Mr. Stefanoudakis—15,000 C units, 5,000 D units. The Named Executive Officers received grants of units during 2007 as follows: Mr. Edelman—5,253 C units, 917 D units; Mr. Pearce—5,252 C units, 918 D units; Mr. Simon—5,252 C units, 918 D units; Mr. Kornder—75,000 C units, 25,000 D units; and Mr. Stefanoudakis—3,750 C units, 1,250 D units. All units were vested upon issuance. The unit amounts for Messrs. Pearce and Simon do not reflect the amounts received in connection with the sale of their interests in BioFuel Solutions Delaware to the LLC. Compensation expense based on the fair value of these units was recorded in our statements of loss in 2006 and 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004). The amounts for Messrs. Kornder and Stefanoudakis include $28,141 and $16,884, respectively, related to the restricted stock award made in conjunction with the Company's initial public offering in June 2007. The amounts reported represent the expense recognized in the 2007 consolidated financial statements under Statement of Financial Accounting Standards 123R. See note 11 to the consolidated financial statements of BioFuel Energy Corp. for a description of the assumptions made in the valuation of the units and restricted stock awards.

(4)
In conjunction with the Company's initial public offering in June 2007, the Board approved the grant of stock options to certain officers and employees. The stock options are scheduled to vest and become exercisable with respect to 30%, 30% and 40% each of the three anniversaries of the grant date. The amounts reported represent the expense recognized in the 2007 consolidated financial statements under Statement of Financial Accounting Standards 123R. See note 11 in the notes to consolidated financial statements included in the 2007 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock options.

(5)
Amounts relate to the Company's profit sharing contribution paid in 2006 and 2007, respectively. The amount for Mr. Pearce also includes $87,300 of reimbursed moving expenses.

(6)
The overall higher compensation received by Messrs. Edelman, Pearce and Simon in 2006 relative to our other executive officers is the result of their significantly greater initial equity interest in the Company due to their formation of the Company.

Grants of plan-based awards

        The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2007. There were no plan based awards made in 2006.

Name	Grant Date(1)	All Other Stock Awards # of Shares of Stock(2)	All Other Option Awards # of Securities Underlying Options(3)	Exercise / Base Price of Option Awards	Grant Date Fair Value of Stock Awards(4)
Thomas J. Edelman	N/A	—	—	$—	$—
Scott H. Pearce	N/A	—	—	—	—
Daniel J. Simon	N/A	—	—	—	—
David J. Kornder	6/19/2007	22,059	—	—	231,620
David J. Kornder	6/19/2007	—	100,000	10.50	501,000
Michael N. Stefanoudakis	6/19/2007	13,235	—	—	138,968
Michael N. Stefanoudakis	6/19/2007	—	45,000	10.50	225,450

(1)
In conjunction with the Company's initial public offering, the Board of Directors approved the grant of the above stock options and restricted stock at the initial public offering price of the common stock on the NASDAQ global market.

(2)
The restricted stock grant will vest in equal annual installments over a four year period commencing on the first anniversary of the date of grant.

(3)
The stock option award will vest 30%, 30%, and 40% over a three year period commencing on the first anniversary of the date of grant.

(4)
See note 11 in the notes to consolidated financial statements included in the 2007 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock options.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2007:

	Option Awards				Stock Awards
	# of Securities Underlying Unexercised Options Exercisable(1)	# of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	# of Shares of Restricted Stock not Vested(2)	Market Value of Shares of Restricted Stock not Vested(3)
Thomas J. Edelman	—	—	$—	—	—	$—
Scott H. Pearce	—	—	—	—	—	—
Daniel J. Simon	—	—	—	—	—	—
David J. Kornder	—	100,000	10.50	06/19/12	22,059	155,075
Michael N. Stefanoudakis	—	45,000	10.50	06/19/12	13,235	93,042

(1)
The stock option award will vest 30%, 30%, and 40% over a three year period commencing on the first anniversary of the date of grant.

(2)
The restricted stock grant will vest in equal annual installments over a four year period commencing on the first anniversary of the date of grant.

(3)
The market value is determined by multiplying the number of shares by the closing price of the Company's common stock price of $7.03 at December 31, 2007.

Stock Option Exercises and Stock Vesting

        None of the related stock options or restricted stock awards that were made in 2007 were vested as of December 31, 2007 and accordingly, none were exercised.

Narrative disclosure to the summary compensation table and grants of plan based awards

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the summary compensation table was paid or awarded, are described above under "Elements of our compensation program". A summary of certain additional material terms of our compensation arrangements is set forth below.

Employment agreements

        As a general policy, we do not enter into employment agreements with our executive officers or other employees. However, in connection with our formation, we entered into an employment agreement with each of Mr. Pearce and Mr. Simon.

Mr. Pearce's employment agreement

        In April 2006, we entered into an executive employment agreement with Mr. Pearce. The agreement provides that Mr. Pearce will serve as President and Chief Executive Officer for an initial term of three years. The agreement will automatically renew for successive one year terms, unless either party provides notice of its intent not to renew the agreement at least 60 days prior to the end of any term. The agreement provides for a base salary of not less than $300,000 per year and an annual incentive target bonus of 200% of Mr. Pearce's base salary, except that no bonus will accrue or be paid prior to the time that at least two ethanol facilities have become operational. The agreement also provides that if we terminate Mr. Pearce's employment without cause or he terminates his employment for "good reason" (as such terms are defined in the agreement), and upon execution of a severance agreement and a customary release of future claims, we will pay Mr. Pearce all accrued unpaid base salary and bonus from the previous year, un-reimbursed expenses and a severance payment equal to 18 months of his then-current base salary. We will also provide him with 18 months of health benefit coverage. Mr. Pearce has agreed to maintain our confidential information in strictest confidence and not to use or disclose to any third party our confidential information, except as we may permit from time to time. Mr. Pearce has agreed not to compete with us during his employment, and if the agreement expires or he terminates the agreement for any reason, for a period of one year following the termination or expiration date of the agreement. During the non-compete period, Mr. Pearce will not solicit or persuade any of our employees to leave us or hire any employee that we have terminated. Mr. Pearce has also agreed that, during the non-compete period, he will not divert any business away from us or from customers of ours. The agreement also provides that we will indemnify him against any claims or judgments that result by reason of his employment with us. In addition, during Mr. Pearce's term of employment, and for a period of three years following employment, we must maintain officers' and Directors' liability insurance for Mr. Pearce at least equal to the coverage that we provide for any other present or former senior executive or Director.

Mr. Simon's employment agreement

        In April 2006, we entered into an executive employment agreement with Mr. Simon. The agreement provides that Mr. Simon will serve as Executive Vice President and Chief Operating Officer for an initial term of three years. The agreement will automatically renew for successive one year terms, unless either party provides notice of its intent not to renew the agreement at least 60 days prior to the end of any term. The agreement provides for a base salary of not less than $250,000 per year and an annual incentive target bonus of 175% of Mr. Simon's base salary, except that no bonus will accrue or be paid prior to the time that at least two ethanol facilities have become operational. The agreement also provides that if we terminate Mr. Simon's employment without cause or he terminates his employment for "good reason" (as such terms are defined in the agreement), and upon execution of a severance agreement and a customary release of future claims, we will pay Mr. Simon all accrued unpaid base salary and bonus from the previous year, un-reimbursed expenses and a severance payment equal to 18 months of his then-current base salary. We will also provide him with 18 months of health benefit coverage. Mr. Simon has agreed to maintain our confidential information in strictest confidence and not to use or disclose to any third party our confidential information, except as we may permit from time to time. Mr. Simon has agreed not to compete with us during his employment, and if the agreement expires or he terminates the agreement for any reason, for a period of one year following the termination or expiration date of the agreement. During the non-compete period, Mr. Simon will not solicit or persuade any of our employees to leave us or hire any employee that we have terminated. Mr. Simon has also agreed that, during the non-compete period, he will not divert any business away from us or from customers of ours. The agreement also provides that we will indemnify him against any claims or judgments that result by reason of his employment with us. In addition, during Mr. Simon's term of employment, and for a period of three years following employment, we must maintain officers'

and Directors' liability insurance for Mr. Simon at least equal to the coverage that we provide for any other present or former senior executive or Director.

Potential benefits and payments upon termination or a change in control

Mr. Pearce's potential post-employment payments

        Under the terms of Mr. Pearce's employment agreement, assuming that we terminated Mr. Pearce's employment without cause or he terminated his employment for "good reason" on December 31, 2007, upon execution of a severance agreement and a customary release of future claims, we would have paid Mr. Pearce a severance payment in an amount equal to $450,000 and provided health benefit coverage equal to approximately $25,000.

Mr. Simon's potential post-employment payments

        Under the terms of Mr. Simon's employment agreement, assuming that we terminated Mr. Simon's employment without cause or he terminated his employment for "good reason" on December 31, 2007, upon execution of a severance agreement and a customary release of future claims, we would have paid Mr. Simon a severance payment in an amount equal to $375,000 and provided health benefit coverage equal to approximately $25,000.

Potential post-employment payments to Messrs. Kornder and Stefanoudakis

        We maintain a Change of Control Plan (the "COC Plan"), that may require us to pay severance benefits to Messrs. Kornder and Stefanoudakis in the event of a change of control (as defined in the COC Plan).

        The COC Plan covers all of our employees other than Messrs. Edelman, Pearce and Simon. The COC Plan will establish three levels of severance benefits in the event of a change of control. Executive officers will receive the highest level of compensation under the COC, and key managers and other employees will receive more limited severance benefits. Upon a change of control, all non-vested securities of the Company held by employees will automatically vest, as will all non-vested rights under or in connection with all benefit plans, including the 2007 Equity Plan, the 401(k) Plan and the Deferred Compensation Plan. Under the COC Plan, if an executive officer, key manager or other employee, as applicable, is terminated within one year of a change of control or he or she resigns within 30 days after a reduction of title, duties, compensation or benefits (defined as a "Material Change" in the COC Plan) occurring within one year of a change of control, (i) an executive officer will receive a payment consisting of 100% of Base Compensation (as defined in the COC Plan) plus 100% of the greater of the executive's most recent annual bonus or the projected annual bonus for the year in which the change of control occurs plus accrued but unpaid bonuses; (ii) a key manager will receive a payment consisting of 100% of Base Compensation plus accrued but unpaid bonuses; and (iii) an other employee will receive a payment consisting of 50% of the annual base salary then in effect plus accrued but unpaid bonuses.

        Assuming termination within one year of a change of control, or resignation within 30 days after a Material Change occurring within one year of a change of control, we would potentially pay Messrs. Kornder and Stefanoudakis $687,500 and $337,500, respectively, and any non-vested rights under the 401(k) Plan and the Deferred Compensation Plan would vest.

2007 Equity Incentive Compensation Plan

        We have adopted our 2007 Equity Incentive Compensation Plan (the "2007 Equity Plan"). The purpose of the 2007 Equity Plan is to promote our interests and the interests of our stockholders by (1) attracting and retaining exceptional Directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (2) enabling such individuals to participate in our long-term growth and financial success.

Types of awards

        The 2007 Equity Plan provides for the grant of options intended to qualify as incentive stock options, or ISOs under Section 422 of the Code, non-qualified stock options, or NSOs, stock appreciation rights, or SARs, restricted stock awards, restricted stock units, or RSUs, performance units, and other equity-based or equity-related awards.

Plan administration

        Prior to the formation of the Compensation Committee of the Board of Directors, the 2007 Equity Plan will continue to be administered by our Board of Directors. Subject to the terms of the 2007 Equity Plan and applicable law, the Board or the Compensation Committee, as applicable, has sole authority to administer the 2007 Equity Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of our common stock, other securities, other awards or other property, or cancelled, forfeited or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended, (7) determine whether, to what extent and under what circumstances cash, shares of our common stock, other securities, other awards, other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the holder thereof or of the Board or the Compensation Committee, as applicable, (8) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the 2007 Equity Plan and any instrument or agreement relating to, or award made under, the 2007 Equity Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2007 Equity Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (11) amend an outstanding award or grant a replacement award for an award previously granted under the 2007 Equity Plan if, in its sole discretion, the Board or the Compensation Committee, as applicable, determines that the tax consequences of such award to us or the participant differ from those consequences that were expected to occur on the date the award was granted or that clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (12) make any other determination and take any other action that the Board or the Compensation Committee deems necessary or desirable for the administration of the 2007 Equity Plan.

Shares available for awards

        Subject to adjustment for changes in capitalization, the aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2007 Equity Plan is 3,000,000. As of April 1, 2008, 2,357,215 shares remain available for grant under the 2007 Equity Plan. If an award granted under the 2007 Equity Plan is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or cancelled award will again be available to be delivered pursuant to awards under the 2007 Equity Plan.

        In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Board or the Compensation Committee, as applicable, will make adjustments and other substitutions to awards under the 2007 Equity Plan in order to preserve the value of the awards. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of shares of the Company or other similar corporate transactions, the Board or the Compensation Committee, as applicable, in its discretion may make such adjustments and other substitutions to the 2007 Equity Plan and awards under the 2007 Equity Plan as it deems equitable or desirable in its sole discretion.

        Any shares of our common stock issued under the 2007 Equity Plan may consist, in whole or in part, of authorized and unissued shares of our common stock or of treasury shares of our common stock.

Eligible participants

        Any of our, or our affiliates,' Directors, officers, employees or consultants (including any prospective Directors, officers, employees or consultants) is eligible to participate in the 2007 Equity Plan.

Stock options

        The Board or the Compensation Committee, as applicable, may grant both ISOs and NSOs under the 2007 Equity Plan. Except as otherwise determined by the Board or the Compensation Committee in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the 2007 Equity Plan) of our common stock on the grant date. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the grant date. All options granted under the 2007 Equity Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. All terms and conditions of all grants of ISOs will be subject to and comply with Section 422 of the Code and the regulations promulgated thereunder.

        Subject to the applicable award agreement, options will vest with respect to 30%, 30% and 40% of the shares of our common stock subject to such options on each of the first three anniversaries of the grant date. Except as otherwise set forth in the applicable award agreement, each option will expire upon the earlier of (i) the fifth anniversary of the date the option is granted and (ii) either (x) 90 days after the participant who is holding the option ceases to be a Director, officer or employee of us or one of our affiliates for any reason other than the participant's death or (y) six months after the date the participant who is holding the option ceases to be a Director, officer or employee of us or one of our affiliates by reason of the participant's death. The exercise price may be paid with cash (or its equivalent) or, in the sole discretion of the Board or the Compensation Committee, as applicable, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for our common stock at such time), or a combination of any of the foregoing.

Stock appreciation rights

        The Board or the Compensation Committee, as applicable, may grant SARs under the 2007 Equity Plan either alone or in tandem with, or in addition to, any other award permitted to be granted under the 2007 Equity Plan. SARs granted in tandem with, or in addition to, an award may be granted either at the same time as the award or at a later time. Subject to the applicable award agreement, the exercise price of each share of our common stock covered by an SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of an SAR, the holder will receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Board or the Compensation Committee, as applicable, equal in value to the excess over the exercise price, if any, of the fair market value of the common stock subject to the SAR at the exercise date.

Restricted shares and restricted stock units

        Subject to the provisions of the 2007 Equity Plan, the Board or the Compensation Committee, as applicable, may grant restricted shares and RSUs. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2007 Equity Plan or the applicable award agreement, except that the Board or the Compensation Committee, as applicable, may determine that restricted shares and RSUs may be transferred by the participant. Upon the grant of a restricted share, a certificate will be issued and registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with us or a custodian designated by the Board or the Compensation Committee, as applicable, or us. Upon the lapse of the restrictions applicable to such restricted share, we or the custodian, as applicable, will deliver such certificate to the participant or his or her legal representative.

        An RSU will be granted with respect to one share of our common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Board or the Compensation Committee, as applicable, or in accordance with the applicable award agreement. The Board or the Compensation Committee, as applicable, may, on such terms and conditions as it may determine, provide a participant who holds restricted shares or RSUs with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property.

Performance units

        Subject to the provisions of the 2007 Equity Plan, the Board or the Compensation Committee, as applicable, may grant performance units to participants. Performance units are awards with an initial value established by the Board or the Compensation Committee, as applicable, (or that is determined by reference to a valuation formula specified by the committee or the fair market value of our common stock) at the time of the grant. In its discretion, the Board or the Compensation Committee, as applicable, will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The Board or the Compensation Committee, as applicable, in its sole discretion, may pay earned performance units in the form of cash, shares of our common stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Board or the Compensation Committee, as applicable, with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement. The Board or the Compensation Committee, as applicable, may, on such terms and conditions as it may determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property.

Other stock-based awards

        Subject to the provisions of the 2007 Equity Plan, the Board or the Compensation Committee, as applicable, may grant to participants other equity-based or equity-related compensation awards, including vested stock. The Board or the Compensation Committee, as applicable, may determine the amounts and terms and conditions of any such awards provided that they comply with applicable laws.

Amendment and termination of the 2007 Equity Plan

        Subject to any applicable law or government regulation and to any additional requirement that must be satisfied if the 2007 Equity Plan is intended to be a stockholder approved plan for purposes of Section 162(m) of the Code and to the rules of NASDAQ, the 2007 Equity Plan may be amended, modified or terminated by our Board of Directors without the approval of our stockholders, except that stockholder approval will be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the 2007 Equity Plan, (ii) increase the maximum number of shares of our common stock that may be delivered pursuant to ISOs granted under the 2007 Equity Plan or (iii) modify the requirements for participation under the 2007 Equity Plan. No modification, amendment or termination of the 2007 Equity Plan that is adverse to a participant will be effective without the consent of the affected participant, unless otherwise provided by the Board or the Compensation Committee, as applicable, in the applicable award agreement.

        The Board or the Compensation Committee, as applicable, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Board or the Compensation Committee, as applicable, in the applicable award agreement or in the 2007 Equity Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.

        The Board or the Compensation Committee, as applicable, is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Board or the Compensation Committee, as applicable, in its discretion, determines that those adjustments are appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Board or the Compensation Committee, as applicable, may provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of control

        The 2007 Equity Plan provides that in the event of a change of control of the Company any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control; all performance units will be paid out as if the date of the change of control were the last day of the applicable performance period and "target" performance levels had been attained; and all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

        Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

  •
  a merger or consolidation of the Company with any other entity where the stockholders of the Company do not represent more than 60% of the voting power of the surviving entity after such merger or consolidation;

  •
  the adoption of a plan of our complete liquidation of the Company or approval by our stockholders of an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

  •
  an acquisition by any person of beneficial ownership of 25% or more of the combined voting power of the Company, other than any holders of the Company which held in excess of 25% of the combined voting power at the time of adoption of the 2007 Equity Plan;

  •
  a change in the composition of a majority of our Board of Directors that is not supported by the incumbent Board of Directors; or

  •
  the occurrence of any other change in control of a nature that would be required to be reported in the Company's SEC filings.

Term of the 2007 Equity Plan

        No award may be granted under the 2007 Equity Plan after the tenth anniversary of the date the 2007 Equity Plan was approved by our stockholders.

Equity Compensation Plan Information

        The following table summarizes information about the Company's equity compensation plans as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	327,950	$10.45	2,568,740
Equity Compensation Plans not approved by security holders	—	N/A	—
Total	327,950	$10.45	2,568,740

Non-Qualified Deferred Compensation Plan

        The Company maintains a non-qualified deferred compensation plan (the "Deferred Compensation Plan"). This plan is available to executive officers of the Company and certain key managers of the Company and its subsidiaries, as designated by the Board or, when formed, the Compensation Committee of the Board, from time to time. The plan allows participants to defer all or a portion of their salary and annual bonuses. The Company may make discretionary matching contributions of a percentage of the participant's salary deferral and those assets are invested in instruments as directed by the participant. The Deferred Compensation Plan does not have dollar limits on tax-deferred contributions. The assets of the plan are held in a "rabbi" trust and, therefore, may be available to satisfy the claims of the Company's creditors in the event of bankruptcy or insolvency. Participants have the ability to direct the plan administrator to invest their salary and bonus deferrals into pre-approved mutual funds held by the trust or other investments approved by the Board. In addition, each participant has the right to request that the plan administrator re-allocate the portfolio of investments in the participant's individual account within the trust. However, the plan administrator is not required to honor such requests. Matching contributions, if any, will be made in cash and vest ratably over a three-year period. Assets of the trust are invested in over ten mutual funds that cover an investment spectrum ranging from equities to money market instruments. These mutual funds are publicly quoted and reported at market value.

        The table below sets forth the information with respect to voluntary contributions, earnings and distributions for the Named Executive Officers under our Deferred Compensation Plan. No amounts were contributed or deferred and no distributions were made in 2006.

	Executive Contribution in 2007	Company Contribution in 2007	Aggregate Earnings in 2007	Aggregate Withdrawls/ Distributions	Aggregate Balance at December 31, 2007
Thomas J. Edelman	$27,500	—	$(710)	—	$26,790
Scott H. Pearce	—	—	—	—	—
Daniel J. Simon	—	—	—	—	—
David J. Kornder	—	—	—	—	—
Michael N. Stefanoudakis	—	—	—	—	—

Compensation of Directors

        The following table sets forth the compensation earned by our non-employee Directors for services rendered during the fiscal year ended December 31, 2007 (no compensation was paid to any Director prior to the Company's initial public offering in June 2007):

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total Compensation
Elizabeth K. Blake(3)	$11,630	$5,237	$5,038	$—	$21,905
David Einhorn(4)	20,000	41,177	13,087	—	74,264
Daniel S. Loeb(5)	20,000	41,177	13,087	—	74,264
Alexander P. Lynch(6)	27,500	41,177	13,087	—	81,764

(1)
The Company granted our non-employee Directors shares of restricted stock upon their initial appointment. The restricted stock is scheduled to vest on the first anniversary of their appointment. The amounts reported represent the expense recognized in the 2007 consolidated financial statements under Statement of Financial Accounting Standards 123R. See note 11 to the consolidated financial statements of BioFuel Energy Corp. for a description of the assumptions made in valuation of the restricted shares.

(2)
The Company granted our non-employee Directors stock options upon their initial appointment. The stock options are scheduled to vest on the first anniversary of their appointment. The amounts reported represent the expense recognized in the 2007 consolidated financial statements under Statement of Financial Accounting Standards 123R. See note 11 to the consolidated financial statements of BioFuel Energy Corp. for a description of the assumptions made in valuation of the stock options.

(3)
Ms. Blake joined the Board in September 2007. She was awarded 2,500 shares of restricted stock and 5,000 stock options with an exercise price of $7.03 at that time. Each of these securities will vest on the first anniversary of the grant date of the award.

(4)
Mr. Einhorn was awarded 7,500 shares of restricted stock and 5,000 stock options with an exercise price of $10.50 in conjunction with the Company's initial public offering in June 2007. Each of these securities will vest on the first anniversary of the grant date of the award.

(5)
Mr. Loeb was awarded 7,500 shares of restricted stock and 5,000 stock options with an exercise price of $10.50 in conjunction with the Company's initial public offering in June 2007. Each of these securities will vest on the first anniversary of the grant date of the award. Mr. Loeb resigned from the Board in March 2008 and forfeited his restricted stock and option awards.

(6)
Mr. Lynch was awarded 7,500 shares of restricted stock and 5,000 stock options with an exercise price of $10.50 in conjunction with the Company's initial public offering in June 2007. Each of these securities will vest on the first anniversary of the grant date of the award.

        The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock) and unvested restricted shares held by each director as of December 31, 2007:

	Option Awards				Stock Awards
	# of Securities Underlying Unexercised Options Exercisable(1)	# of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	# of Shares of Restricted Stock not Vested(2)	Market Value of Shares of Restricted Stock not Vested(3)
Elizabeth K. Blake	—	5,000	$7.03	09/10/12	2,500	$17,575
David Einhorn	—	5,000	10.50	06/19/12	7,500	52,725
Daniel S. Loeb(4)	—	5,000	10.50	06/19/12	7,500	52,725
Alexander P. Lynch	—	5,000	10.50	06/19/12	7,500	52,725

(1)
The stock option award will vest 100% on the first anniversary of the date of grant.

(2)
The restricted stock grant will vest 100% on the first anniversary of the date of grant.

(3)
The market value is determined by multiplying the number of shares by the closing price of the Company's common stock price of $7.03 at December 31, 2007.

(4)
Mr. Loeb resigned from the Board in March 2008 and forfeited his restricted stock and option awards.

        There was no Director compensation program in place for 2006.

        Under the compensation program for Directors that went into effect as of the time of our initial public offering in June 2007, Directors who are also full-time officers or employees of the Company will receive no additional compensation for serving as Directors. All other Directors will receive an annual retainer of $30,000. Each non-employee Director will receive a fee of $2,500 for each Board meeting attended in person and $1,000 each committee meeting attended in person, if such committee meeting is held on a day different than a Board meeting. In addition, the Chairman of the Audit Committee will receive an annual retainer of $15,000 and the Chairmen of the Nominating and Corporate Governance Committee and the Compensation Committee will each receive an annual retainer of $7,500. Non-employee Directors who join the Board receive 2,500 shares of restricted stock and options to purchase 5,000 shares of common stock upon their appointment. All continuing non-employee Directors will receive an additional 2,500 shares of restricted stock and options to purchase 5,000 shares of common stock immediately following the Annual Meeting of Stockholders. All restricted stock and options granted to non-employee Directors will vest one year following the date of grant. Mr. Einhorn assigns his Director compensation to Greenlight Capital, Inc.'s affiliated funds. Mr. Loeb assigned all of his Director compensation, and Mr. Swanson intends to assign his Director compensation, to Third Point LLC's affiliated funds.

        In March 2008, Mr. Loeb resigned from the Board of Directors due to other time commitments and Todd Q. Swanson, an associate of Mr. Loeb's at Third Point LLC, was appointed a Director. Mr. Swanson has been actively involved with the Company since its founding. His appointment to the Board was approved unanimously by the other Directors.

Compensation Report

        As we have not established a Compensation Committee, all compensation has been set by the entire Board of Directors. The entire Board of Directors, including all of the independent Directors,

has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on the review and discussions, has approved the inclusion of the Compensation Discussion and Analysis be included in this proxy statement.

Performance Graph

        The following shows the cumulative total shareholder return for the Company's common stock since its initial public offering on June 14, 2007 through December 31, 2007. We have also included the related returns of a five company peer group of publicly traded renewable energy companies including Aventine Renewable Energy, Green Plains Renewable Energy, Inc., Pacific Ethanol, Inc., U.S. BioEnergy Corporation and VeraSun Energy Corporation.

Cumulative Total Return on $100 Assuming Dividends are Reinvested
June 14, 2007—December 31, 2007

	June 14, 2007	December 31, 2007
BioFuel Energy Corp.	100.0	69.3
S&P 500 Composite Total Return Index	100.0	97.4
Peer Group	100.0	94.7

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We believe that each of the commercial transactions described below was on terms at least as favorable to us as those that we could have negotiated with a third party.

Issuances of Equity Interests to our Promoters, Executive Officers, Directors and Principal Stockholders

        BioFuel Energy, LLC, a subsidiary of the Company (the "Operating Company"), issued profit sharing membership interests to each of Thomas J. Edelman, Scott H. Pearce, Daniel J. Simon and Irik P. Sevin for their services in founding and organizing the Operating Company. The Operating Company also issued profit sharing membership interests to Messrs. Simon and Pearce in consideration for their interests in BioFuel Solutions Delaware. In addition, the Operating Company has issued profit sharing membership interests to each of Messrs. Edelman, Pearce, Simon, Page, Stefanoudakis, Kornder and Morris in consideration for their services as our executive officers. A summary of these issuances is presented in the table below:

Founder/Executive	Date of Issuance	C units	D units	M units	Total LLC units attributable to C, D and M units following the recapitalization
Thomas J. Edelman	5/1/06 6/30/06 8/4/06 9/14/06 4/19/07	899,500 19,218 2,315 41,223 5,253	299,833 5,925 714 13,741 917	100,000 5,000 — — —	1,352,989
Scott H. Pearce	5/1/06 6/30/06 8/4/06 9/14/06 4/19/07	542,500 9,705 1,169 78,723 5,252	180,833 3,729 449 26,241 918	125,000 10,000 — — —	928,837
Daniel J. Simon	5/1/06 6/30/06 8/4/06 9/14/06 4/19/07	542,500 8,773 1,057 78,723 5,252	180,833 3,418 412 26,241 918	125,000 10,000 — — —	873,860
Irik P. Sevin	5/1/06 6/30/06 8/4/06	220,500 5,879 708	73,500 1,453 175	25,000 25,000 —	419,856
JonAlan C. Page	7/18/06	18,750	6,250	—	21,147
Michael N. Stefanoudakis	9/11/06 4/19/07	15,000 3,750	5,000 1,250	— —	21,147
David J. Kornder	2/9/07	75,000	25,000	—	84,587
Timothy S. Morris	2/26/07	10,000	5,000	—	12,359

        In addition, each of Greenlight Capital, Inc., the Third Point funds, Mr. Edelman and Mr. Loeb acquired A units in exchange for the capital commitments presented in the table below. The investment amount was paid to the Operating Company over five capital calls from May to August of 2006.

Investor	Date of issuance	A units	Investment amount
Greenlight Capital, Inc. and its affiliates(1)	5/1/06	5,000,000	$50,000,000
Third Point funds(2)	5/1/06	2,314,000	$23,140,000
Thomas J. Edelman	5/1/06	875,000	$8,750,000
Daniel S. Loeb	5/1/06	120,000	$1,200,000

(1)
Greenlight Capital, Inc. ("Greenlight Inc.") is the investment manager for Greenlight Capital Offshore, Ltd. and as such has sole voting and sole dispositive power over 2,370,796 A Units held by Greenlight Capital Offshore, Ltd. Greenlight Capital, L.L.C. ("Greenlight L.L.C.") is the sole general partner of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P., and as such has sole voting and sole dispositive power over 2,304,697 A Units held by Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. DME Advisors, LP ("DME Advisors") is the investment manager for Greenlight Reinsurance, Ltd., and as such has sole voting and sole dispositive power over 324,507 A Units held by Greenlight Reinsurance, Ltd. DME Advisors GP, LLC ("DME GP") is the general partner of DME Advisors, and as such has sole voting and sole dispositive power over 324,507 A Units. David Einhorn, as the principal of Greenlight Inc., Greenlight L.L.C., DME Advisors and DME GP, has sole voting and sole dispositive power over 5,000,000 A Units. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(2)
Our former Director, Daniel S. Loeb exercises voting and investment power over the units held by Third Point funds. In addition, individuals affiliated with Third Point funds have purchased 66,000 A units in exchange for capital contributions of $660,000, including 6,000 A Units purchased by Mr. Swanson for a capital contribution of $60,000. Mr. Swanson, an employee of Third Point LLC, joined the Board in March 2008.

        On September 27, 2006, Cargill acquired an aggregate of 950,000 B units in exchange for a capital contribution of $9,500,000.

        Immediately prior to the consummation of the Company's initial public offering, the Operating Company amended and restated its limited liability company agreement to replace its A, B, C, D and M Units with a single class of membership interests. All of our historical Operating Company equity investors, including our promoters, executive officers and principal stockholders, exchanged their existing membership interests in the Operating Company for new membership interests in amounts determined in accordance with the existing limited liability company agreement of the Operating Company and based on the initial offering price of our shares of common stock issued in the initial public offering. Upon consummation of the initial public offering, BioFuel Energy Corp. issued to each historical Operating Company equity investor, including our promoters, executive officers, and principal stockholders, shares of our Class B common stock equal to the number of membership interests held.

        The Company entered into a stock purchase agreement pursuant to which affiliates of Greenlight Inc., certain Third Point funds and Thomas J. Edelman, whereby they purchased in a private placement concurrent with the consummation of our initial public offering shares of our common stock at the initial public offering price. We did not pay any discounts or commissions in connection with the shares sold pursuant to the concurrent private placement. Pursuant to the stock purchase agreement, affiliates of Greenlight Inc. purchased an aggregate of 2,500,000 shares of Common Stock, certain Third Point funds purchased an aggregate of 1,250,000 shares of Common Stock and Mr. Edelman purchased 500,000 shares of Common Stock.

Other transactions with our promoters

        In addition to the issuances of equity interests described above, we have entered into the following transactions with our promoters. On September 25, 2006, upon the closing of our bank facility and subordinated loan agreement, the Operating Company paid Mr. Sevin a transaction fee of $550,000. In addition, Mr. Sevin received a monthly salary of $20,000 from April 28, 2006 to July 18, 2006 as compensation for services rendered as Managing Director—Corporate Development of BioFuel Energy, LLC. Mr. Sevin resigned as an employee effective July 18, 2006, and was retained as an advisor. From August 2006 through and including February 2008, Mr. Sevin received a monthly advisory fee of $20,000.

Transactions with Greenlight and Third Point

        In September 2006, a subsidiary of the Company entered into a subordinated debt agreement with certain affiliates of Greenlight Capital, Inc. and Third Point LLC. The subordinated debt agreement provides for up to $50.0 million of non-amortizing loans, all of which must be used for general corporate purposes, working capital or the development, financing and construction of our Wood River and Fairmont Plants. The entire principal balance, if any, plus all accrued and unpaid interest will be due in March 2015. Once repaid, the subordinated debt may not be re-borrowed.

        The payments due under our subordinated debt agreement are secured by the subsidiary equity interests owned by the Company and are fully and unconditionally guaranteed by all of the Company's subsidiaries. The guarantees are subordinated to the obligations of these subsidiaries under our bank facility.

        Interest on outstanding borrowings under our subordinated debt agreement accrues at a rate of 15.0% per annum and is due on the last day of each calendar quarter. If an event of default occurs, interest will accrue at a rate of 17.0% per annum. Greenlight was paid $2,068,300 in interest and $1,666,700 in loan origination fees and Third Point was paid $1,034,200 in interest and $833,300 in loan origination fees related to the subordinated debt in 2007, respectively.

        All $50.0 million available under the subordinated debt agreement was borrowed in the first six months of 2007. During the third quarter of 2007, the Company retired $30.0 million of its subordinated debt with a portion of the offering proceeds, leaving $20.0 million of subordinated debt outstanding at December 31, 2007. This resulted in additional amortization of deferred fees of approximately $3.1 million, which represents the pro rata share of the retired debt.

        Debt issuance fees and expenses of approximately $5.5 million ($2.0 million, net of accumulated amortization) have been incurred in connection with the Subordinated Debt at December 31, 2007. Debt issuance costs associated with the Subordinated Debt are being deferred and amortized over the term of the agreement, although the amortization of debt issuance costs during the period of construction are capitalized as part of the cost of the constructed assets.

Transactions with Cargill

        Cargill, Incorporated (through its affiliate) is the owner of more than 5% of the voting power of our common stock. In September 2006, we entered into the following agreements with Cargill-related entities:

  •
  20-year corn supply agreements under which Cargill, Incorporated agreed to provide 100% of the corn required at our Wood River and Fairmont plants and we agreed to pay Cargill a per bushel fee that was negotiated on an arm's-length basis;

  •
  10-year ethanol marketing agreements under which Cargill, Incorporated agreed to market and distribute 100% of the ethanol produced at our Wood River and Fairmont plants and we agreed to pay Cargill a commission that was negotiated on an arm's-length basis;

  •
  10-year distillers grain marketing agreements under which Cargill, Incorporated agreed to market and distribute 100% of the distillers grain produced at our Wood River and Fairmont plants and we agreed to pay Cargill a commission that was negotiated on an arm's-length basis;

  •
  20-year grain facility lease agreements under which Cargill, Incorporated agreed to lease to us real property and certain structures on the property, including grain elevators immediately adjacent to our Wood River and Fairmont plants, and we agreed to pay Cargill rent in monthly installments that was negotiated on an arm's-length basis; and

  •
  10-year futures advisory agreements under which Cargill Commodity Services, Inc. agreed to provide certain corn risk management advisory services to us and we agreed to pay a monthly fee based on the projected number of bushels of corn hedged and a performance incentive, each negotiated on an arm's-length basis.

        Cargill has made an equity investment in the Company through its wholly-owned subsidiary, Cargill Biofuels Investments, LLC. Under the terms of an agreement with us, Cargill has the right to terminate any or all of our arrangements with it for any or all of our facilities if any of five designated parties or their affiliates acquires 30% or more of our voting securities or the power to elect a majority of our Board. Cargill has designated five parties, each of which is currently engaged primarily in the agricultural commodities business, and it has the right to annually update this list of identified parties, so long as the list does not exceed five entities and the affiliates of such entities.

Transactions with TIC

        Daniel J. Simon, our Executive Vice President and Chief Operating Officer, served as the Vice President of International Business Development of The Industrial Company ("TIC") from 2003 to 2005. TIC is the primary contractor for our Fairmont and Wood River ethanol plants under construction pursuant to EPC contracts described in our Annual Report on Form 10-K for 2007. In 2004, Mr. Simon founded and led TIC's Renewable Energy Development subsidiary and from June 2004 through October 2005, Mr. Simon co-founded and served as the executive sponsor of TIC's majority ownership in Bio Fuel Solutions Colorado, a predecessor to BioFuel Energy, LLC.

        In October 2005, BioFuel Solutions Delaware purchased TIC's 73% interest in Bio Fuel Solutions Colorado for $150,000 in the form of a promissory note plus additional consideration of $420,000 contingent on completion of certain projects. In June 2006, BioFuel Solutions Delaware paid off the promissory note payable to TIC in the amount of $150,000. BioFuel Solutions Delaware received $120,000 from TIC in 2005 and $120,000 in the first four months of 2006 as reimbursement for expenditures made toward the development of the Wood River plant.

Transactions regarding BioFuel Solutions Delaware

        From October 2005 to August 2006, Ethanol Business Group, LLC, or EBG, held a 30% interest in BioFuel Solutions Delaware, a predecessor of the Company. EBG was not affiliated with our officers or Directors. The remaining 70% interest in BioFuel Solutions Delaware was held by Scott H. Pearce and Daniel J. Simon. In August 2006, EBG transferred its interest in BioFuel Solutions Delaware to the LLC in exchange for cash in the amount of $1,500,000 and 25,000 A Units. As part of the consideration for this transfer, Mr. Edelman transferred 75,000 A Units to EBG and Messrs. Pearce and Simon each transferred 75,000 C Units to Mr. Edelman.

        In September 2006, the 70% interest in BioFuel Solutions Delaware that was held by Messrs. Pearce and Simon was transferred to the Operating Company in exchange for 467,500 C Units and 180,833 D Units in addition to cash reimbursement for expenditures made on behalf of BioFuel Solutions Delaware in the aggregate amount of $1,750,000. In connection with this transfer, Messrs. Pearce and Simon agreed to indemnify the Operating Company from certain liabilities of BioFuel Solutions Delaware. BioFuel Solutions Delaware has been dissolved.

Registration rights agreement

        In June 2007, we entered into a registration rights agreement pursuant to which we may be required to register the sale of shares of our common stock held by our historical equity investors (or to be acquired by such investors in the concurrent private placement or upon exchange of their membership interests in the Operating Company for shares of our common stock) and certain of their transferees. Under the registration rights agreement, under certain circumstances and subject to certain restrictions, our historical equity investors have the right to request us to register the sale of their shares and may require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, our historical equity investors have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by our other historical equity investors or initiated by us.

Tax benefit sharing agreement

        Membership interests held by our historical equity investors in the Operating Company may be exchanged in the future for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The Operating Company will make an election under Section 754 of the Code effective for each taxable year in which an exchange of membership interests for shares occurs, which may result in an adjustment to the tax basis of the assets owned by the Operating Company at the time of an exchange of membership interests. The exchanges may result in increases in the tax basis of the tangible and intangible assets of the Operating Company that otherwise would not have been available. These increases in tax basis would reduce the amount of tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the tax basis increases, and a court could sustain such a challenge.

        In June 2007, we entered into a tax benefit sharing agreement with our historical Operating Company equity investors that will provide for a sharing of these tax benefits between the Company and the historical Operating Company equity investors. Under this agreement, the Company will make a payment to an exchanging Operating Company member of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of this increase in tax basis, if any. The Company and its common stockholders will benefit from the remaining 15% of cash savings, if any, in income tax that is realized by the Company. For purposes of the tax benefit sharing agreement, cash savings in income tax, if any, will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of the Operating Company as a result of the exchanges and had we not entered into the tax benefit sharing agreement. The term of the tax benefit sharing agreement commenced upon consummation of the Company's initial public offering in June 2007 and will continue until all such tax benefits have been utilized or expired, unless a change of control occurs and we exercise our resulting right to terminate the tax benefit sharing agreement for an amount based on agreed payments remaining to be made under the agreement.

        Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, our historical Operating Company equity investors will not reimburse us for any payments previously made under the tax benefit sharing agreement. As a result, in certain circumstances we could make payments to our historical Operating Company equity investors under the tax benefit sharing agreement in excess of our cash tax savings. Our historical Operating Company equity investors will receive 85%

of our cash tax savings, leaving us with 15% of the benefits of the tax savings. While the actual amount and timing of any payments under the tax benefit sharing agreement will vary depending upon a number of factors, including the timing of exchanges, the extent to which such exchanges are taxable, the price of our common stock at the time of the exchange and the amount and timing of our income, we expect that, as a result of the size of the increases of the tangible and intangible assets of the Operating Company attributable to our interest in the Operating Company, during the expected term of the tax benefit sharing agreement, the payments that we may make to our historical Operating Company equity investors could be substantial.

Amended Operating Company limited liability company agreement

        As the managing member of the Operating Company, BioFuel Energy Corp. has unilateral control over all the affairs and decision making of the Operating Company. As such, BioFuel Energy Corp., through our officers and Directors, will be responsible for all operational and administrative decisions of the Operating Company and the day-to-day management of the Operating Company's business. Furthermore, BioFuel Energy Corp. cannot be removed as the managing member of the Operating Company without its approval.

        Pursuant to the limited liability company agreement of the Operating Company, BioFuel Energy Corp. has the right to determine when distributions will be made to the members of the Operating Company and the amounts of any such distributions. If BioFuel Energy Corp. authorizes a distribution, such distribution will be made to the members of the Operating Company (1) in the case of a tax distribution (as described below), to the holders of membership interests in proportion to the amount of taxable income of the Operating Company allocated to such holder and (2) in the case of other distributions, pro rata in accordance with the percentages of their respective membership interests.

        The holders of membership interests in the Operating Company, including BioFuel Energy Corp., will incur U.S. federal, state and local income taxes on their proportionate shares of any net taxable income of the Operating Company. Net profits and net losses of the Operating Company will generally be allocated to its members pro rata in accordance with the percentages of their respective membership interests. The limited liability company agreement will provide for cash distributions to the members of the Operating Company if BioFuel Energy Corp. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the Operating Company to make cash distributions to the holders of membership interests of the Operating Company for purposes of funding their tax obligations in respect of the income of the Operating Company that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the Operating Company allocable to such holder of membership interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income).

        All members of the Operating Company hold the same class of membership interests. Holders of membership interests in the Operating Company (other than BioFuel Energy Corp.) may exchange these membership interests for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. At any time a share of common stock is redeemed, repurchased, acquired, cancelled or terminated by us, one membership interest registered in the name of BioFuel Energy Corp. will automatically be cancelled by the Operating Company so that the number of membership interests held by BioFuel Energy Corp. at all times equals the number of shares of common stock outstanding.

        The Operating Company maintains a capital account for each Operating Company member. No Operating Company member will be required to make additional capital contributions to the Operating

Company without such member's consent, and no Operating Company member will be required to pay to the Operating Company or to any other Operating Company member any deficit or negative balance which may exist from time to time in such member's capital account.

        Except as otherwise provided by law, the Operating Company shall be entitled to recognize the exclusive right of persons registered on its records as the owners of Operating Company membership interests for all purposes and shall not be bound to recognize any other claims to or interests in Operating Company membership interests by any other persons.

        A holder of Operating Company membership interests will not be permitted to transfer its membership interests except (1) in the case of an individual, to immediate family members or to trusts or other entities in which all the beneficial interests are held by the individual or immediate family members and (2) in the case of entities, to affiliates.

Management Members and Affiliate Share Ownership

        At the time of formation of the Operating Company, our founders agreed with certain of our principal stockholders as to the relative ownership interests in the Company of our management members and affiliates of Greenlight Capital, Inc. and Third Point LLC. Certain management members and affiliates of Greenlight Capital, Inc. and Third Point LLC agreed to exchange Operating Company membership interests, shares of common stock or cash at a future date, referred to as the "true-up date", depending on the Company's performance. This provision functions by providing management with additional value if the Company's value improves and by reducing management's interest in the Company if its value decreases. In particular, if the value of the Company increases from the time of the initial public offering and the "true-up date", the management members will be entitled to receive Operating Company membership interests, shares of common stock or cash from the affiliates of Greenlight Capital, Inc. and Third Point LLC. On the other hand, if the value of the Company decreases from the time of the initial public offering and the "true-up date", the affiliates of Greenlight Capital, Inc. and Third Point LLC will be entitled to receive Operating Company membership interests or shares of common stock from the management members.

        The "true-up date" will be the earlier of (1) the date on which the Greenlight and Third Point affiliates sell all the shares of our common stock or Class B common received by them at the time of our initial public offering in respect of their original investment in the Operating Company, and (2) five years from the date of the initial public offering. On the "true-up date", the Operating Company's value will be determined, based on the prices at which the Greenlight and Third Point affiliates sold shares of our common stock prior to that date, with any remaining shares (or Operating Company membership interests exchangeable for shares) held by them deemed to have been sold at the then-current trading price. If the number of Operating Company membership interests held by the management members at the time of the offering is greater than the number of membership interests the management members would have been entitled to in connection with the "true-up" valuation, the management members will be obligated to deliver to the Greenlight and Third Point affiliates a portion of their Operating Company membership interests or an equivalent number of shares of common stock. Conversely, if the number of Operating Company membership interests the management members held at the time of the offering is less than the number of membership interests the management members would have been entitled to in connection with the "true-up" valuation, the Greenlight and Third Point affiliates will be obligated to deliver to the management members a portion of their Operating Company membership interests or an equivalent amount of cash or shares of common stock. In no event will any management member be required to deliver more than 50% of the membership interests in the Operating Company, or an equivalent number of shares of common stock, held on the date of completion of the IPO, provided that the Chairman of the Board, Mr. Edelman, may be required to deliver up to 100% of his membership interests, or an equivalent number of shares of common stock. No new shares will be issued as a result of the true-up. As a result, there will be no impact on our public shareholders, but rather a redistribution of shares among certain members of our management group and the two largest investors, Greenlight and Third Point.

Transactions with Bear Cub

        In April, 2007, the Operating Company entered into a contract with an affiliate of Bear Cub Energy, LLC, to construct a natural gas line to serve our Fairmont plant. Our Chairman, Thomas J. Edelman, is the Chairman of, and through his and his family members' ownership interests therein controls, Bear Cub. David J. Kornder, our Executive Vice President, serves on the Board of Directors of Bear Cub. The contract was awarded after a competitive bidding process. Neither Mr. Edelman nor Mr. Kornder participated in the process of evaluating bids or awarding the contract. The interests of Mr. Edelman and Mr. Kornder were fully disclosed to our Board, and the contract was approved by our Board without Mr. Edelman's participation. A payment of $1.7 million was made to an affiliate of Bear Cub Energy upon completion of the pipeline in November 2007.

Transactions with a Former Officer

        The Company was party to a consulting agreement with, Eric D. Streisand, a former officer, whereby Mr. Streisand was paid $20,000 per month for consulting services for September 2007 through December 2007.

REPORT OF AUDIT COMMITTEE,
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND RELATED MATTERS

Report of Audit Committee

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2007.

        The Audit Committee oversees the Company's financial reporting process, internal controls and audit functions on behalf of the Board of Directors and operates under a written charter adopted by the Board. Two of the three members of the Audit Committee, Mr. Lynch and Ms. Blake, are independent Directors, according to the rules and regulations of the SEC and NASDAQ listing standards. We anticipate replacing Mr. Einhorn on the Audit Committee with one of our other independent Directors before the first anniversary of our initial public offering, as required under the applicable rules of NASDAQ and the SEC.

        Management is responsible for the financial statements and the reporting process, including the system of internal controls. Grant Thornton LLP, the Company's independent registered public accounting firm, is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

        In performing its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements of the Company for the year ended December 31, 2007 and management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee also discussed with Grant Thornton LLP their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors to the Audit Committee required by the Independence Standards Boards Standard No. 1, as amended, Independence Discussions with Audit Committees. The Audit Committee also noted that there were no non-audit related services performed by the independent auditors in 2007, thus maintaining the independent auditors' independence.

        Based on the reviews, discussions and representations from management referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors,

                      Alexander P. Lynch, Chairman
                      Elizabeth K. Blake
                      David Einhorn

Change of Independent Registered Public Accounting Firm During 2007

        On August 21, 2007, Deloitte & Touche LLP ("Deloitte") notified the Company that it had resigned as the Company's independent registered public accounting firm effective as of that date. The Company immediately began the process of selecting a replacement independent accounting firm and engaged Grant Thornton LLP on September 11, 2007. The appointment of Grant Thornton LLP was approved by the Company's Audit Committee following the evaluation of audit proposals from several public accounting firms and was also approved by the Company's lenders.

        During the two most recent fiscal years and through September 11, 2007, neither the Company nor anyone on its behalf consulted with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

        The report of Deloitte on the consolidated financial statements of the Company as of December 31, 2006, and for the period from April 11, 2006 (inception) through December 31, 2006 (the period covered being referred to as "fiscal year 2006"), did not contain any adverse opinion, or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        The reports of Deloitte on the financial statements of (i) Bio Fuel Solutions Colorado, as of October 31, 2005 and for the period from January 1, 2005 (inception) through October 31, 2005 and (ii) BioFuel Solutions Delaware as of June 30, 2006 and December 31, 2005 and for the six months ended June 30, 2006, the period from January 1, 2005 (inception) through December 31, 2005 and for the period from January 1, 2005 (inception) through June 30, 2006 (the period covered by clauses (i) and (ii) being referred to collectively as "fiscal year 2005") also did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Bio Fuel Solutions Colorado and BioFuel Solutions Delaware are considered predecessor entities of the Company for accounting purposes.

        In connection with the reports of Deloitte on the consolidated financial statements of the Company (and, where applicable, the predecessor entities) for fiscal year 2005 and fiscal year 2006, and for the subsequent unaudited interim period through August 21, 2007, the Company did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference thereto in its report.

        In connection with the audit of the consolidated financial statements of the Company (and, where applicable, the predecessor entities) for fiscal year 2005 and fiscal year 2006, and for the subsequent unaudited interim period through August 21, 2007, none of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended, occurred, except for the identification by Deloitte and Company management of certain material weaknesses related to the Company's internal control over financial reporting. In the Company's Registration Statement on Form S-1, the Company identified the material weaknesses as lack of adequate financial systems, lack of adequate accounting staff and lack of written policies and procedures. During the second half of 2007, the Company addressed these material weaknesses.

Fees of Independent Registered Public Accounting Firm

Audit Fees

        The audit fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements and audits of the subsidiaries for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 were $285,700. The audit fees billed for professional services by Deloitte & Touche LLP, the Company's former independent registered public accounting firm, for the period in 2007 prior to August 21, 2007 were $15,000 and for the 2006 fiscal year, such fees were $345,000.

Audit Related Fees

        There were no audit related services rendered by Grant Thornton LLP for the most recent fiscal year. The audit related fees billed for professional services by Deloitte & Touche LLP, the Company's former independent registered public accounting firm, for the period in 2007 prior to August 21, 2007 were $186,000 and none for the 2006 fiscal year. Audit related services principally included the review of the Company's S-1 filings made with the SEC in conjunction with its initial public offering in June 2007.

Tax Fees

        There were no tax services rendered by Grant Thornton LLP or Deloitte & Touche LLP for the 2007 or 2006 fiscal years. Tax services for fiscal years 2007 and 2006 were provided by Ehrhardt, Keefe, Steiner & Hottman PC, principally for preparation of tax returns, maintain tax compliance, and providing tax advice and tax planning.

All Other Fees

        No other professional services were rendered or fees billed by Grant Thornton LLP for the most recent fiscal year. No other professional services were rendered or fees billed by Deloitte & Touche LLP for the period in 2007 prior to August 21, 2007 or for the 2006 fiscal year.

        The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditors is compatible with maintaining auditor independence. All audit and non-audit services must be approved in advance by the Audit Committee. All audit-related services, tax services and other services for 2006 and 2007 set forth above were pre-approved by the Audit Committee or the entire Board of Directors, which in either case, determined that such services would not impair the independence of our auditor and are consistent with the SEC's rules on auditor independence.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. To the Company's knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2007, no executive officer or any director of the Company failed to file reports required by Section 16(a) on a timely basis.

OTHER MATTERS

        Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

VOTING PROCEDURES

        The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is required for the election of each nominee for Director and the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote.

        Under current NASDAQ rules, the proposals to elect directors and to ratify the appointment of independent auditors are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Stockholders' Meeting.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Proposals of stockholders to be presented at the 2009 Annual Meeting must be received by the Secretary of the Company no earlier than January 15, 2009 and no later than February 14, 2009 to be considered for inclusion in the 2009 proxy material. Stockholders wishing to submit proposals or Director nominations that are not to be included in such proxy statement material must deliver notice to the Secretary at the principal executive offices of the Company no earlier than January 15, 2009 and no later than February 14, 2009. Stockholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

                      By Order of the Board of Directors,

                      David J. Kornder
                      Secretary

PROXY FOR COMMON STOCK

BIOFUEL ENERGY CORP.

ANNUAL MEETING OF SHAREHOLDERS

MAY 15, 2008

10:00 a.m.

Adam’s Mark Hotel
1550 Court Place, Century Room

Denver, CO 80202

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BIOFUEL ENERGY CORP.

The undersigned hereby appoints Scott H. Pearce and David J. Kornder, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioFuel Energy Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2008 Meeting of Stockholders of the Company to be held May 15, 2008 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your BioFuel Energy Corp. account online.

Access your BioFuel Energy Corp. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for BioFuel Energy Corp. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark here for Address Change or Comments	☐

The Board of Director recommends a vote FOR Items 1 and 2		FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2–APPOINTMENT OF INDEPENDENT
	Nominees:			ACCOUNTANTS	☐	☐	☐
01 Thomas J. Edelman
02 Scott H. Pearce
03 Elizabeth K.Blake
04 David Einhorn
	05 Richard I. Jaffee					WILL ATTEND
	06 Alexander P.Lynch			If you plan to attend the [ ]
	07 John D. March			Meeting, please mark the WILL
	08 Todd Q. Swanson			ATTEND box		☐
09 Mark W.Wong
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/biof		1-866-540-5760

Use the internet to vote your	OR	Use any touch tone telephone to
proxy. Have your proxy card in		vote your proxy. Have your proxy
hand when you access the web		card in hand when you call.
site.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the BioFuel Energy Corp. Report and Proxy Statement on the internet at www.bfenergy.com

PROXY FOR CLASS B COMMON STOCK

BIOFUEL ENERGY CORP.

ANNUAL MEETING OF SHAREHOLDERS

MAY 15, 2008

10:00 a.m.

Adam’s Mark Hotel

1550 Court Place, Century Room

Denver, CO 80202

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BIOFUEL ENERGY CORP.

The undersigned hereby appoints Scott H. Pearce and David J. Kornder, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioFuel Energy Corp. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2008 Meeting of Stockholders of the Company to be held May 15, 2008 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED,OR IF NO DIRECTION IS INDICATED,WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark here for Address Change or Comments	☐

The Board of Director recommends a vote FOR Items 1 and 2		FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2–APPOINTMENT OF INDEPENDENT
	Nominees:			ACCOUNTANTS	☐	☐	☐
01 Thomas J. Edelman
02 Scott H. Pearce
03 Elizabeth K. Blake
04 David Einhorn
	05 Richard I. Jaffee					WILL ATTEND
	06 Alexander P. Lynch			If you plan to attend the [ ]
	07 John D. March			Meeting, please mark the WILL
	08 Todd Q. Swanson			ATTEND box		☐
09 Mark W.Wong
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

QuickLinks

PROXY STATEMENT GENERAL INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION & ANALYSIS
Cumulative Total Return on $100 Assuming Dividends are Reinvested June 14, 2007—December 31, 2007
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF AUDIT COMMITTEE, FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
VOTING PROCEDURES
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING